*SECTION 12(b)(i), (ii) AND (iii) AND SECTION 12(c) (i), (ii) AND (iii), HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THESE SECTIONS APPEAR ON PAGES 60 AND 61 OF THE COMPLETE DOCUMENT.


                                 LEASE AGREEMENT


        Lease Agreement, dated as of June 9, 1999 (as the same may be amended, restated, modified or supplemented from time to time, "this Lease"), between LIC Funding, Limited Partnership, a Delaware limited partnership, as lessor (the "Lessor"), and KeySpan-Ravenswood, Inc., a New York corporation, as lessee (the "Lessee").


        SECTION 1.        DEFINED TERMS.

        Unless the context otherwise requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:

     "Accrued Default Obligations" has the meaning set forth in Section 19 hereof.

        "Acquisition Certificate" means the written certification in the form of Exhibit D hereto of the Lessee to be delivered to the Lessor and the Related Assignee in connection with any requested acquisition of the Facility and any other Parcel of Property or Unit of Equipment pursuant to paragraph (b) of
Section 5 hereof, certifying with respect to the Facility or such Property or Equipment that (i) the insurance then carried on the Facility or such Property or Equipment complies with the terms of this Lease, (ii) all past and current taxes and assessments applicable to the Facility or such Property or Equipment have been paid in full, (iii) all utility services, manuals, equipment inspection reports, maintenance records, easements, rights of way, facilities, Intellectual Property Rights and permits, licenses and approvals which are necessary for operation and occupancy of the Facility or such Property or Equipment have been obtained and are in full force and effect, (iv) there are no Liens on the Facility or such Property or Equipment that are not Permitted Liens, (v) all representations and warranties made in this Lease and in connection with the acquisition of the Facility or such Property or Equipment are and remain true and correct on and as of the date of the acquisition of the Facility or such Property or Equipment, (vi) no Event of Default or Potential Default has occurred or will occur and be continuing on the date of the acquisition of the Facility or such Property or Equipment, and (vii) the Facility or such Property or Equipment is capable of being operated and maintained in compliance with all Legal Requirements.

        "Acquisition Cost" means, (i) with respect to any Unit of Equipment, an amount equal to the sum of (a) the vendor's invoice price therefor, including any progress payments, costs of labor, delivery or installation, sales, use, excise or similar taxes and any other charges included in such invoice, after deduction for any refundable discounts or credits actually used by the Lessor,
(b) similar amounts paid or payable with respect to such Unit to parties other than the vendor of such Unit, (c) similar costs incurred with respect to such Unit by the Lessee, and (d) legal, printing, reproduction, closing and other normally capitalizable administrative fees and expenses paid by the Lessee and approved by the Lessor; and (ii) with respect to the Facility or any other Parcel of Property, an amount equal to the amounts included in (i)(d) above which are applicable to the Facility or such Parcel plus (a) the seller's contract price therefor or, in the absence of a seller's contract price, the appraised value thereof, (b) closing costs, including, without limitation, title insurance premiums, survey and survey inspection charges, recording and filing fees, title closer fees, vendee's attorneys' fees and brokerage commissions, (c) other costs related to the acquisition, including, without limitation, appraisal, architectural, engineering, soil analysis, environmental analysis and market analysis fees, and (d) any amounts paid in addition to, and not as a credit against the contract price, including, without limitation, payments made in satisfaction of prior liens, and payment of any transfer, transfer gains or similar taxes imposed in respect of the conveyance, transfer or sale of such Property. The Acquisition Cost of the Facility or any other Property or Equipment may be reduced from time to time pursuant to paragraph (b) of Section 13 or paragraph (b) of Section 16 hereof.

        "Additional Property" means such equipment and tangible personal property as is located adjacent to (but not at) the Facility and owned by the Lessee or its Affiliates (which may not be located on land that is owned by the Lessee) and all related appliances, appurtenances, accessions, furnishings, piping, conduits, transmission lines, materials, parts and other tangible personal property of any type associated with and relating thereto (including all replacements of such appliances, appurtenances, accessions, furnishings, materials, parts and other personal property), which is required in connection with the operation of the Facility or any Turbine Unit. Additional Property shall be comprised only of the equipment and personal property described in
Exhibit I hereto, together with all replacements thereof. Neither the cost of acquisition, installation and construction nor the value of the Additional Property shall be included in determining Acquisition Cost or Basic Rent; and the acquisition, installation, construction, ownership, operation and maintenance by the Lessee of the Additional Property, and the inclusion of the definition of Additional Property in this Lease, shall not change or enlarge any other definition in this Lease, including, without limitation, the definitions of Acquisition Cost, Basic Rent, Capacity, Facility, Facility Site and Facility Assets.

     "Additional Rent" has the meaning set forth in paragraph (d) of Section 7 hereof.

     "Adjustment  Factor"  has the  meaning  set  forth in  paragraph  (b)(i) of
Section 13 hereof.

        "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Air Permits" means the City of New York, the State of New York and U.S. Environmental Protection Agency permits or other Governmental Actions relating to the emission of air Contaminants required for the operation of the Facility or a Turbine Unit in order for the Facility or such Turbine Unit to operate under the Environmental Requirements.

        "Appraisal Procedure" means the following procedure whereby an independent appraiser shall be appointed by the Lessor and the Lessee, with the consent of the Related Assignee, to determine the amount of wear and tear in excess of that attributable to normal use of the Facility or any other Property or Equipment to which the provisions of (b)(iii) or (c)(iii) apply. If no such appraiser is appointed by the mutual agreement of the Lessor and the Lessee within ten (10) days of the written request of either the Lessor or the Lessee that an appraiser be appointed, the Lessor and the Lessee shall each appoint an independent appraiser within fifteen (15) days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. Each appraiser appointed pursuant to the foregoing procedure shall, within ten
(10) days after appointment of the last appraiser, independently determine the amount of wear and tear in excess of that attributable to normal use. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned fifteen (15) day period, the appraiser appointed by the other party shall determine such amount. If a single appraiser is appointed, such appraiser's determination shall be final. If three appraisers are appointed, the amounts determined by the three appraisers shall be averaged, the amount which differs the most from such average shall be excluded, the remaining two amounts shall be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee. Each appraiser appointed pursuant to an "Appraisal Procedure" shall be a qualified engineering firm and, if the Appraisal Procedure shall relate to the Facility or any Turbine Unit, shall have experience in appraising electric generating facilities.

        "Appraiser" means Arthur Andersen LLP.

        "Assignment" means each assignment agreement referred to in Section 21 hereof, between the Lessor and a third party, pursuant to which the Lessor assigns certain of its rights under this Lease to such third party, as the same may be amended, restated, modified or supplemented from time to time.

        "Basic Rent" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment, as the case may be:

        (a) At each Basic Rent Payment Date during the Initial Term and the Extended Term, and in respect of the semi-annual period ending on June 20th or December 20th in which such Basic Rent Payment Date occurs, the sum of (X) plus
(Y) plus (Z), where (X), (Y) and (Z) have the following meanings:

        (X) (i) the Equity Capital for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be, before payment of the applicable Basic Rent for such semi-annual period, multiplied by

                    (ii) a fraction having a numerator equal to 180 and a denominator of 360, multiplied by

                    (iii)the decimal equivalent of a percentage equal to the LIBOR Rate plus 2%.

        (Y) (i) the Debt Capital for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be, before payment of the applicable Basic Rent for such semi-annual period, multiplied by

                    (ii) a fraction having a numerator equal to 180 and a denominator of 360, multiplied by

                 (iii)the  decimal  equivalent  of a  percentage  equal  to  the
                      Semi-Annual Cost of Debt for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be.

        (Z) an amount equal to the Management Fee.

        (b) For any partial semi-annual period during the Initial Term and any Extended Term, an amount equal to the sum of (X) plus (Y) plus (Z), where (X),
(Y) and (Z) have the following meanings:

        (X) (i) the Equity Capital for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be, multiplied by

                 (ii) a fraction  having a numerator equal to the number of days the Facility or such other Parcel or Unit is under lease during such partial semi-annual period (provided that, all full calendar months during such partial semi-annual period shall be computed on the basis of a 30-day month) and a denominator of 360, multiplied by

                 (iii)the   applicable   decimal   referred   to  in   paragraph
                      (a)(X)(iii) above, provided that, if the Effective Date for the Facility or such other Parcel or Unit falls on or after the Lease Rate Date during such partial semi-annual period such decimal shall be the decimal determined as of the next succeeding Lease Rate Date.

        (Y) (i) the Debt Capital for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be, multiplied by

                 (ii) a fraction  having a numerator equal to the number of days the Facility or such other Parcel or Unit is under lease during such partial semi-annual period (provided that, all full calendar months during such partial semi-annual period shall be computed on the basis of a 30-day month) and a denominator of 360, multiplied by

                 (iii)the  decimal  equivalent  of a  percentage  equal  to  the
                      Semi-Annual Cost of Debt for the Facility or such other Parcel of Property or Unit of Equipment, as the case may be; provided that, if the Effective Date for the Facility or such other Parcel or Unit falls on or after the Lease Rate Date during such partial semi-annual period, such Semi-Annual Cost of Debt shall be determined as of the next succeeding Lease Rate Date.

        (Z) an amount equal to the Management Fee.
        (c) For each semi-annual period during the Renewal Term, if any, an amount equal to the fair market rental value thereof, determined as provided in paragraph (c) of Section 13 hereof.

        "Basic Rent Payment Date" means June 20th and December 20th during the Initial Term and any Extended Term and Renewal Term, commencing on December 20, 1999, or, if such day is not a Business Day, the next succeeding Business Day.

        "Brooklyn Union East" means KeySpan Gas East Corporation (d/b/a Brooklyn Union of Long Island), a New York corporation and a subsidiary of the Guarantor.

        "Brooklyn Union Gas" means The Brooklyn Union Gas Company, a New York corporation and a subsidiary of the Guarantor.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law to close.

        "Capacity" means (i) with respect to the Facility, the rated capacity of the Facility (at normal operating conditions) to generate electricity, which is initially expected to be approximately 1,742 megawatts, and (ii) with respect to any other Turbine Unit, the rated capacity of such Turbine Unit (at normal operating conditions) to generate electricity.

     "Cash Proceeds" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "CERCLA" has the meaning set forth in paragraph (u)(iii) of Section 2(i) hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

        "Collateral Indenture" means the Indenture of Trust, Security Agreement and Assignment dated as of the date hereof, entered into by the Lessor and the Collateral Trustee, pursuant to which the Lessor has granted a security interest in certain collateral of the Lessor to the Collateral Trustee, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

        "Collateral Trustee" means The Bank of New York, in its capacity as trustee for the holders of the Notes under the Collateral Indenture, and its successors.

        "Computation Period" has the meaning set forth in the definition of Semi-Annual Cost of Debt in this Section 1.

     "Con Edison" means Consolidated Edison Company of New York, Inc., a New York corporation.

        "Consent" means each consent of the Lessee to an Assignment, pursuant to which the Lessee consents to the terms of such Assignment insofar as they relate to this Lease and the Facility or any other Parcel of Property or Unit of Equipment, as the same may be amended, restated, modified or supplemented from time to time.

        "Consolidated Net Worth" means the total consolidated stockholders' equity, capital stock, preferred stock and minority interests of the Guarantor and its subsidiaries, determined in accordance with GAAP.

        "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, industrial waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs or any hazardous or toxic constituent thereof or any substance regulated or identified under Environmental Requirements as potentially harmful to human health, natural resources or the environment.

        "Core Gas Distribution Business" means the distribution and sale at retail to customers of natural gas in the New York City boroughs of Brooklyn, Queens and Staten Island and the Long Island counties of Nassau and Suffolk, as such business is conducted by Brooklyn Union Gas and Brooklyn Union East on the date hereof and more fully described in the Private Placement Memorandum.

        "Debt Capital" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment, as the case may be, at the time of determination, an amount equal to the Acquisition Cost thereof minus the Equity Capital in respect thereof.

        "Debt Yield-Maintenance Premium" means an amount equal to the amount of Make-Whole Premium (as defined in the Note Purchase Agreement) payable by the Lessor (net of any amounts payable to the Lessor under the Derivative Option) pursuant to the terms of the Note Purchase Agreement.

        "Derivative Option" means the Option, dated as of the date hereof, between the Lessor and Merrill Lynch Capital Services, Inc., as the same may be amended, restated, modified, or supplemented from time to time.

        "Easements" means the easements and licenses granted to the Lessor by the Lessee pursuant to the Ground Lease, as such easements and licenses may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

        "Effective Date" means, with respect to the Facility and any other Parcel of Property or Unit of Equipment, the date on which the Facility or such Parcel or Unit becomes subject to this Lease, as evidenced by execution by the Lessor of a Unit Leasing Record with respect to the Facility or such Parcel or Unit.

        "Engineering Report" means the 1998 assessments prepared by Stone & Webster with respect to the Facility.

        "Environmental Approvals" means all Governmental Actions, Air Permits and other authorizations required under applicable Environmental Requirements.

        "Environmental Consultant" means Pilko & Associates, Inc., or such other environmental consulting firm qualified to evaluate environmental risks associated with the Facility, the Additional Property or any other Parcel of Property or Unit of Equipment, as selected by the Lessee and reasonably satisfactory in all respects to the Lessor and the Related Assignee.

        "Environmental Damages" means all claims, judgments, damages (including without limitation punitive and consequential damages), losses, penalties, fines, interest, fees, liabilities (including without limitation strict liability), taxes, obligations, encumbrances, liens, costs and expenses (including, without limitation, costs and expenses of investigation and defense of any claim relating to or in any way arising out of the Facility, the
Additional Property or any other Parcel of Property or Unit of Equipment, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are asserted, imposed or incurred at any time pursuant to Environmental Requirements, including, without limitation:

               (i) Damages arising from the existence of Contaminants at any location or compliance or noncompliance with, or violation of, Environmental Requirements;

               (ii) Damages for personal injury or threatened personal injury (including without limitation sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

               (iii)  Reasonable  fees  incurred for the services of  attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in subparagraph (i) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigation, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any federal, state, local or foreign governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder; and

               (iv) Liability to any third Person or Governmental Authority to indemnify such Person or Governmental Authority for costs expended in connection with the items referenced in subparagraphs (i), (ii) and (iii) of this definition.

     "Environmental  Event" has the  meaning set forth in  paragraph  (ii)(g) of
Section 2 hereof.

        "Environmental Lien" means a Lien in favor of any Governmental Authority for any (a) liability under any Environmental Requirement, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

        "Environmental Matters" means any matter, fact or situation relating to or arising from (a) any violation or alleged violation of, or compliance or noncompliance with, an Environmental Requirement, (b) any Release or threatened Release of any Contaminant on, under or from the Facility or any other Property or Equipment or the presence of any Contaminant which has come to be located on, from or under the Facility, the Additional Property or any other Property or Equipment from another location, or (c) any injury to human health or safety or the environment by reason of the matters described in clauses (a) and (b) above.

        "Environmental Report" means an environmental report issued to the Lessor and the Related Assignee and is otherwise satisfactory to the Lessor and the Related Assignee in all respects, prepared by the Environmental Consultant.

        "Environmental Requirements" means all applicable federal, state, local and foreign laws (including duties under the common law), statutes, codes, ordinances, rules, regulations, directives, Governmental Actions, authorizations or orders relating to the environment, natural resources or human health, including, but not limited to those relating to (a) the use, handling or Release of any Contaminant or (b) worker health. Environmental Requirements shall include all Environmental Requirements now or hereafter enacted, made or issued, whether or not presently contemplated; provided, that for purposes of paragraph
(i)(u) of Section 2 hereof, Environmental Requirements shall include only those Environmental Requirements enacted, made or issued as of the time such representations and warranties shall be made or deemed made.

        "Equity Capital" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment, as the case may be, at the time of determination, the aggregate amount of cash contributions to the Lessor's capitalization made by the general partner and the limited partners of the Lessor used to pay a part of the Acquisition Cost thereof, plus any undistributed return on such cash contributions, less the aggregate amount of any returns of such cash contributions made to such partners at such time; provided that, for purposes of the definition of "Basic Rent" and "Debt Capital" in this Lease, the reference therein to "Equity Capital" shall not include any undistributed return on such cash contributions.

        "Equipment" means personal property of any type leased or to be leased hereunder and, when leased, evidenced by Unit Leasing Records, and all related appliances, appurtenances, accessions, furnishings, materials and parts leased or to be leased by the Lessor to the Lessee as provided herein and including all replacements and subsequent replacements of such related appliances, appurtenances, accessions, furnishings, materials and parts. "Unit", when referring to the personal property leased under this Lease, means a particular item of Equipment, as the context may require. This definition of "Equipment" does not include any Additional Property.

        "Event of Default" has the meaning set forth in Section 18 hereof.

     "Event  of Lease  Termination"  has the  meaning  set forth in  Section  14 hereof.

        "Event of Loss" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment, any of the following events: (a) loss of all or a substantial portion of the Facility or such other Parcel or Unit, as the case may be, or the use thereof due to destruction, damage beyond economical repair or other damage which renders the Facility or such Parcel or Unit, as the case may be, permanently unfit for the use contemplated by this Lease or any other Operative Document on a commercially feasible basis; (b) any event which results in an insurance settlement with respect to the Facility or such other Parcel or Unit, as the case may be, on the basis of a total loss or constructive total loss; and (c) the condemnation or taking or requisition of title or use for an indefinite period or a period in excess of one hundred and eighty (180) days by any Governmental Authority which constitutes the taking of all or a substantial portion of the Facility or such other Parcel or Unit such that the remainder is not sufficient to permit operation of the Facility or such Parcel or Unit on a commercially feasible basis. A loss of a "substantial portion" of the Facility or any other Parcel or Unit shall be deemed to occur if, in the reasonable judgment of the Lessor and the Related Assignee, after such event,
(i) the Lessee will not be able to materially perform its obligations under this Lease with respect to the Facility or such other Parcel or Unit, as the case may be, or (ii) a material diminution in the value, utility or remaining economic useful life of the Facility or such Parcel or Unit, as the case may be, will occur.

        "EWG" means an "exempt wholesale generator", as defined in Section 32(a)(1) of the 1935 Act or any related Legal Requirement.

     "Extended Term" has the meaning set forth in paragraph (b) of Section 6 hereof.

        "Facility" means the real and personal property and the improvements and equipment (including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) thereon (including, without limitation, each of Unit 1, Unit 2 and Unit 3), which constitute an approximately 1,742 megawatt electric generating facility located in the Borough of Queens, New York, as more particularly described in Exhibits E and F hereto, including without limitation the Facility Assets, the leasehold interest of the Lessor under the Site Lease and the Easements and other rights granted or assigned to Lessor under the Site Lease. To the extent that portions of the Facility are personal or real property, respectively, the provisions of this Lease with respect to Equipment or Property, respectively, shall be applicable thereto, except as may be otherwise expressly indicated. This definition of "Facility" does not include any Additional Property.

        "Facility Assets" means the buildings, equipment, machinery, apparatus, fixtures, structures, appurtenances, installations and other tangible personal property comprising the Facility, including, but not limited to, Unit 1, Unit 2 and Unit 3, which are conveyed to the Lessor pursuant to the Purchase Agreement Assignment and all replacements and renewals pursuant to the terms of this Lease located upon or affixed to the Facility Site. This definition of "Facility Assets" does not include any Additional Property.

        "Facility Site" shall mean the real property situated in the Borough of Queens, Long Island City, New York, upon which the Facility Assets are located, as more particularly described on Exhibit F hereto, including the respective Easements and licenses relating thereto and necessary to operate and maintain the Facility.

        "Facility Support Agreement" means the Facility Support Agreement, dated as of the date hereof, between the Lessor and the Lessee, as the same may be amended, restated, modified or supplemented from time to time.

     "FERC" means the Federal Energy Regulatory Commission, or any successor agency thereto.

        "Financing Arrangement" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment, as the case may be, each credit agreement, note purchase agreement, loan agreement, security agreement, indenture, mortgage, deed of trust, and each other agreement or arrangement between the Lessor and a lender or lenders to the Lessor or other Person or Persons providing credit support to the Lessor or to debt issued by or on behalf of the Lessor related to the financing or (subject to the Lessee's consent) refinancing of the Facility or such other Parcel of Property or Unit of Equipment, as the case may be, as any of the same may be amended, restated, modified or supplemented from time to time (except for any such amendment, restatement, modification or supplement which affects any obligation of the Lessee hereunder, unless approved in writing by the Lessee).

        "FPA" has the meaning set forth in paragraph (o) of Section 2(i) hereof.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis.

     "Governmental Action" has the meaning set forth in paragraph (d) of Section 2(i) hereof.

        "Governmental Authority" means any agency, department, court or other administrative, legislative or regulatory authority of any federal, state, local or foreign governmental body.

        "Ground Lease" means (i) with respect to the Facility, the Site Lease and (ii) with respect to any other Parcel of Property, each ground lease (in each case, which must be a Mortgageable Ground Lease) pursuant to which a leasehold interest in such Parcel is being leased to the Lessor.

        "Guaranty" means the Guaranty, dated as of the date hereof, from the Guarantor to the Lessor, as the same may be amended, restated, modified or supplemented from time to time.

        "Guarantor" means KeySpan Corporation (d/b/a KeySpan Energy), a New York corporation (the parent of the Lessee), and its successors.

        "Indebtedness" means for any Person (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (other than income taxes payable, deferred taxes, deferred credits and accounts payable which are not more than thirty (30) days past due, or if more than thirty (30) days past due, are being contested pursuant to a Permitted Contest) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services, including any such obligations created under or arising out of any conditional sale or other title retention agreement, (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or in respect of any swap, cap, collar or other financial hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii) or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and
(vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

        "Indemnified Person" has the meaning set forth in Section 11 hereof.

     "Initial Term" has the meaning set forth in paragraph (a) of Section 6 hereof.

        "Insurance Requirements" means all insurance required to be obtained with respect to the Facility and any other Property or Equipment from time to time pursuant to Section 10 hereof and all terms of any insurance policy covering or applicable to the Facility and such other Property or Equipment, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to the Facility and such other Property or Equipment, including without limitation the Board of Fire Underwriters.

        "Intellectual Property Rights" means, collectively, all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software or copyrights (or any licenses, permits or agreements with respect to any of the foregoing) necessary to construct, operate, lease or use the Facility or any Property or Equipment or any part thereof.

        "ISO" means the New York Independent System Operator.

        "Leasehold Mortgage" means the leasehold mortgage to be executed and delivered by the Lessor with respect to the Ground Lease relating to the Facility pursuant to Section 8(i) hereof or with respect to any other Parcel of Property, as the case may be.

     "Lease Rate Date" has the meaning set forth in paragraph (b) of Section 7 hereof.

        "Lease Term" means, with respect to the Facility and any other Parcel of Property or Unit of Equipment, the Initial Term plus the Extended Term thereof, if any.

        "Legal Requirements" means, at the time of determination, all then effective laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to the Facility and any other Parcel of Property or Unit of Equipment and/or the ownership, operation or use thereof, including, without limitation, all zoning laws, ordinances, regulations and building codes, all requirements of labor laws and Environmental Requirements, compliance with which is required at any time from the date hereof through the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Facility or such other Parcel or Unit and or the operation, occupancy or use thereof.

        "Lessee" has the meaning set forth in the first paragraph of this Lease.

        "Lessor" means LIC Funding, Limited Partnership or any successor or successors to all of its rights and obligations as the Lessor hereunder and, for purposes of Section 11 hereof, shall include any partnership (general or limited), corporation, limited liability company, trust, individual or other entity which computes its liability for income or other taxes on a consolidated basis with LIC Funding, Limited Partnership or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of the Lessor or its successor or successors.

        "LIBOR Rate" means the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by The Bank of New York to the Lessor at or before 10:00 a.m. (New York, New York time) (or as soon thereafter as practicable), for the offering to The Bank of New York by prime banks in the London Eurodollar interbank market, at the time of determination and in accordance with the then usual practice in such market, of deposits in dollars for delivery on such date and having a maturity equal to one month. Each determination by the Lessor of the LIBOR Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Management Agreement" means the Management Agreement, dated as of the date hereof, between the Lessor and Merrill Leasing, as the same may be amended, restated, modified or supplemented from time to time.

        "Management Fee" means:

        (a) At each Basic Rent Payment Date during the Initial Term, the sum of an amount equal to the sum of:

                 (i)  the Acquisition Cost, multiplied by

                 (ii) a  fraction   having  a  numerator  equal  to  180  and  a
                      denominator of 360, multiplied by

                 (iii)the decimal equivalent of a percentage equal to 0.14%.

        (b) At each Basic Rent Payment Date during the Extended Term, the sum of an amount equal to the sum of:

                 (i)  the Acquisition Cost, multiplied by

                 (ii) a  fraction   having  a  numerator  equal  to  180  and  a
                      denominator of 360, multiplied by

                 (iii)the decimal equivalent of a percentage equal to 0.13%.

        "Material Contracts" means any contract entered into by the Lessee with one or more Persons that is material to the sale of electric capacity and/or energy produced at the Facility or any Turbine Unit or to the operation or maintenance of the Facility or any Turbine Unit or any service in connection therewith, including, without limitation, electric capacity and energy sales contracts, operation and maintenance contracts, fuel supply contracts, transmission service contracts, goods and services contracts and all contracts or subcontracts that are material to the provision of the services, materials, supplies and benefits contemplated by the Facility Support Agreement. The Material Contracts existing at the date hereof are listed on Exhibit H hereto.

        "Material Subsidiary" means each of Brooklyn Union Gas and Brooklyn Union East, and any other Affiliate of the Guarantor which is engaged in the Core Gas Distribution Business.

     "Merrill Leasing" means ML Leasing Equipment Corp., a Delaware corporation.

        "Merrill Lynch" means Merrill Lynch & Co., Inc., a Delaware corporation.

        "Mortgageable Ground Lease" means, with respect to the Facility, the Site Lease, and means, with respect any other Parcel of Property to be subleased to the Lessee, a ground lease which is delivered to the Lessor for execution by the Lessor, or assigned to the Lessor by an assignment in form and substance satisfactory to the Lessor, and having such terms and characteristics as may be required by the Lessor and any Related Assignee, which terms and characteristics shall include, without limitation, the following: (a) free assignability to (i) any lender as security for a borrowed money obligation of the Lessor and, upon foreclosure of such security, freely assignable by such lender to any third party, and (ii) any purchaser in connection with a sale of such other Parcel of Property pursuant to the provisions of this Lease (the Lessor and any Related
Assignee being released from liability upon such assignment); (b) a term (including renewals) of at least ten (10) years in excess of the Lease Term of such other Parcel of Property to which such ground lease relates; (c) no provisions for percentage or variable rent; (d) permit any lawful use; (e) no provision for a security deposit; (f) a requirement that any Related Assignee or any lender will receive copies of all notices of default delivered under or pursuant to such ground lease; (g) a provision that any Related Assignee or any lender shall have the right to cure any defaults thereunder (whether monetary or nonmonetary in nature), and in the event of such cure to receive a new ground lease on the same terms as the original ground lease; (h) a no recourse section in accordance with the language set forth in Section 31 hereof; (i) a prohibition of any mortgages or other Liens on the underlying fee, except Permitted Liens; and (j) no provision requiring the Lessor to indemnify any Person. A Mortgageable Ground Lease shall be delivered with such estoppel certificates, recognition and attornment agreements, or confirmation of customary mortgagee protection as are reasonably acceptable to the Lessor and any Related Assignee. The Site Lease is a Mortgageable Ground Lease and each other Ground Lease shall be a Mortgageable Ground Lease.

        "1935 Act" means the Public Utility Holding Company Act of 1935, as amended from time to time, and the rules and regulations from time to time issued, published or promulgated pursuant thereto.

        "Notes" means the 6.91% Senior Notes due 2009 in an aggregate principal amount of $412,250,000, issued by the Lessor pursuant to the Note Purchase Agreement.

        "Note Purchase Agreement" means, collectively, the several Note Purchase Agreements, each dated as of June 9, 1999, between the Lessor and the purchasers of the Notes, as the same may be amended, restated, modified or supplemented from time to time.

        "Operative Documents" means this Lease, the Guaranty, each Ground Lease, each Consent, the Facility Support Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the SNDA (as defined in the Note Purchase Agreement), the Landlord's Consent (as defined in the Note Purchase Agreement) and each agreement, certificate, instrument or other writing delivered by the Lessee or the Guarantor in connection with any of the foregoing.

        "PCBs" means polychlorinated biphenyls.

     "Permitted Contest" has the meaning set forth in paragraph (a) of Section 28 hereof.

        "Permitted Liens" means the following Liens and other matters now or hereafter affecting title to the Facility or any other Parcel of Property or Unit of Equipment: (i) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Lessee in good faith as a Permitted Contest (provided that the Lessee is in compliance with any security requirements under paragraph (b) of Section 28 hereof relating thereto); (ii) with respect to the Facility and the Additional Property, zoning and planning restrictions, subdivision and platting restrictions; (iii) with respect to any other Parcel of Property, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers and restrictions on the use of such Parcel of Property, minor encroachments or minor irregularities of title none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of such Parcel; (iv) reservations of mineral interests, none of which can reasonably be expected to impair the intended use, actual use, operation, leasing, ownership or value of the Facility; (v) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Lessee or the validity of which are being contested in good faith as a Permitted Contest and which, in the aggregate, do not exceed $5,000,000; (vi) the title matters set forth in the title policies or specimen title policies issued in favor of the Lessor by various title companies, on the date hereof or the Effective Date in respect of any other Parcel of Property or Unit of Equipment, as the case may be; (vii) with respect to the Facility and the Additional Property, all matters disclosed on the survey prepared by GEOD Corporation or, with respect to any other Parcel of Property, all matters disclosed on the survey prepared with respect to such Parcel of Property and any other facts that would be disclosed by an accurate survey and physical inspection of such Parcel of Property; (viii) restrictions and regulations imposed by the ISO, any Governmental Authority or any local, state, regional, national or international reliability council; (ix) with respect to the Facility and the Additional Property, the Liens created by the Lessor pursuant to or as contemplated by the Collateral Indenture or any Finance Document (as defined in the Note Purchase Agreement), and with respect to other Property or Equipment, the Liens on or in respect of such other Property or Equipment created by the Lessor pursuant to or as contemplated by this Lease or any Financing Arrangement; (x) leases and licenses in effect with respect to the Facility, the Additional Property or any Parcel of Property which are permitted by this Lease or which are delivered to and accepted by the Lessor and the Related Assignee prior to the Facility's or such Parcel's Effective Date; and
(xi) such other or additional matters as may be approved in writing by the Lessor and, in the case of the Facility or the Additional Property, the Related Assignee, and in the case of any other Property or Equipment, any Related Assignee with respect thereto; provided, that solely for the duration of the Post-Closing Period, the term "Permitted Liens" shall include such other Liens which would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the Facility.

        "Person" means any individual, corporation, partnership, limited liability company, private limited company, joint venture, association, joint-stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

        "Pilko Environmental Report" means the Phase I Environmental Assessment of Ravenswood Generating Station prepared by Pilko & Associates, Inc., dated May 28, 1999, as supplemented by letter from Pilko & Associates, Inc., dated June 8, 1999.

     "Possessory Remedy" has the meaning set forth in paragraph (o) of Section 2(i) hereof.

     "Post-Closing Period" has the meaning set forth in paragraph (i) of Section 2(ii) hereof.

        "Potential Default" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

        "Private Placement Memorandum" means the Confidential Private Placement Memorandum dated April 1999, prepared with respect to the offering of the notes sold pursuant to the Note Purchase Agreement, together with Appendices A, B and C attached thereto.

        "Property" means any and all parcels of land together with all buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which, in each case, would constitute "fixtures" under Section 9-313(l)(a) of the Uniform Commercial
Code) now or hereafter located on such parcels of land, leased or to be leased hereunder and, when leased, evidenced by Unit Leasing Records, and the respective easements, rights and appurtenances relating to such parcels of land, buildings and improvements. "Parcel" or "Parcel of Property" means a specific parcel or parcels of Property. This definition of "Property" does not include any Additional Property.

        "Prudent Utility Practice" means, as the context may require, at a particular time any of the practices, methods and acts (including, without limitation, methods or acts engaged in or approved by at least a substantial portion of the electric utility industry prior thereto) which, (i) in the exercise of the Lessee's reasonable judgment in light of the facts and the characteristics of the Facility or other Property or Equipment known at the time the decision was made, would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition, good customer relations and, except as otherwise permitted by the last sentence of paragraph (c) of Section 8 hereto, applicable Legal Requirements and (ii) are consistent with the practices, methods and acts employed by the Lessee with respect to electric generating facilities of similar design, construction and regulatory status as, and at such time similarly situated to, the Facility or such other Property or Equipment. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods or acts.

        "Purchase Agreement" means the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement, dated as of January 28, 1999, as amended on May 24, 1999, and as further amended by the Purchase Agreement Assignment, between Con Edison and the Guarantor, including the schedules and exhibits thereto.

        "Purchase Agreement Assignment" means the Second Amendment, Consent, Assignment and Assumption Agreement, dated as of June 18, 1999, among the Guarantor, the Lessee, KeySpan-Ravenswood Services Corp., Con Edison and the Lessor, pursuant to which the Guarantor assigns to the Lessor certain of the Guarantor's rights under the Purchase Agreement to acquire the Facility Assets, as the same may be amended, restated, modified or supplemented from time to time.

     "Recordable  Documents"  has the  meaning  set  forth in  paragraph  (i) of
Section 8 hereof.

     "Recording Event" has the meaning set forth in paragraph (i) of Section 8 hereof.

        "Related Assignee" means, (A) with respect to the Facility, the Collateral Trustee, and (B) with respect to any other Parcel of Property or Unit of Equipment, the respective trustee or agent under Financing Arrangements pursuant to which such trustee or agent provided, and/or acted in a fiduciary capacity for lenders which provided, credit support or other financing to the Lessor and to which an interest in this Lease or in any other Parcel of Property or Unit of Equipment was assigned conditionally or otherwise by the Lessor in accordance with Section 21. For purposes of paragraphs (d), (e), (f) and (o) of
Section 2(i), paragraphs (d) and (e) of Section 5, paragraph (b) of Section 9, paragraph (a) of Section 10, the last sentence of clause (ii) of paragraph (d) of Section 10, clause (iv) (other than the last reference to the Related Assignee therein) of paragraph (d) of Section 10, paragraph (h) of Section 10,
Section 11, Section 14, clause (iv) of paragraph (j) of Section 18, the second reference in paragraph five of Section 19, paragraph (b) of Section 21, Section 27, and clause (iii) of paragraph (a) of Section 28 hereof, the term "Related Assignee" shall include each of the purchasers and holders from time to time of the Notes and for purposes of paragraphs (d), (f), (g) and (h) of Section 2(ii), paragraph (b) of Section 5, paragraphs (d), (h), (i)(x) and (i)(A) and (D) of
Section 8,  paragraph  (e) of Section 9,  paragraphs  (b),  (c),  (e) and (f) of
Section 10 and clauses (x) and (xi) of the definition of "Permitted Liens", the term "Related Assignee" shall include each of the Qualifying Noteholders (as defined in the Note Purchase Agreement). In addition, if any action, inaction, matter, consent or approval under this Lease is required to be performed or not to be performed or occurs and the same will directly or indirectly affect both the Facility and any other Parcel of Property or Unit of Equipment, then the applicable references to the "Related Assignee" shall be deemed to include each Related Assignee with respect to the Facility, Parcel of Property or Unit of Equipment, as applicable.

        "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

        "Remedial Action" means actions required or otherwise undertaken by a Governmental Authority, or which are appropriate as a matter of prudent business practice and commercial reasonableness, to (i) investigate, remediate, contain, isolate, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) address the threatened Release of Contaminants; (iii) investigate if a Release or threat of a Release has occurred or to determine the extent of a Release; (iv) perform a risk analysis relating to Contaminants that have been Released; or (v) perform post-remedial investigation, monitoring, operation, maintenance and care.

     "Removable  Improvements"  has the  meaning set forth in  paragraph  (b) of
Section 8 hereof.

     "Renewal Term" has the meaning set forth in paragraph (c) of Section 13 hereof.

        "Responsible Officer" shall mean the President, any Vice President, the Treasurer or any Assistant Treasurer of the Lessee, or any other officer of the Lessee primarily responsible for the administration of the obligations of the Lessee with respect to this Lease.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Segregated Unit" has the meaning set forth in paragraph (a) of Section 13 hereof.

        "Semi-Annual Cost of Debt" means, with respect to the Facility or any other Parcel of Property or Unit of Equipment leased hereunder, the weighted average percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Financing Arrangements relating to the Facility or such Parcel or Unit) of borrowings outstanding under the applicable Financing Arrangements (whether or not interest is accruing at a default rate) at any time, in each case, during the period from and including the 16th day of the calendar month in which the semi-annual period for which Basic Rent is being computed begins to and including the 15th day of the calendar month in which such semi-annual period ends (the "Computation Period") to finance or refinance the acquisition and ownership of the Facility or such Property or Equipment, as the case may be.

        "Site Lease" means the Ground Lease and Easement Agreement, dated as of June 18, 1999, between the Lessee, as ground lessor, and the Lessor, as ground lessee, pursuant to which a leasehold interest in the Facility Site is being leased and non-terminable rights to the Additional Property are being granted to the Lessor, as the same may be amended, restated, modified or supplemented from time to time.

     "Taking" has the meaning set forth in paragraph (a) of Section 16 hereof.

        "Termination Covenants" means the following covenants made by the Lessee to the Lessor as a condition to the sale of the Facility or any other Parcel of Property or Unit of Equipment pursuant to Section 12 hereof: on the date of such sale (a) no Event of Default, Potential Default, Event of Loss or Event of Lease Termination shall have occurred and be continuing and the Lessee shall have delivered to the Lessor and the Related Assignee a certificate of a Responsible Officer to such effect, (b) the Facility, the Additional Property or such Parcel or Unit shall not be undergoing any repairs, additions or alterations that could reasonably be expected to diminish (by more than a de minimus amount) the fair market value, utility or remaining economic useful life which the Facility, the Additional Property or such Parcel or Unit would have had at such time had such repair, addition or alteration not been undergoing (assuming the Facility, the Additional Property or such Parcel or Unit is in the condition required hereby),
(c) the Facility, the Additional Property or such Parcel or Unit shall be in compliance with all Legal Requirements, (d) the Lessee shall, at its expense, deliver to the Lessor an Environmental Report prepared by the Environmental Consultant satisfactory in scope and content to the Lessor and the Related Assignee in their reasonable discretion, to the effect that (i) no Environmental Matters exist with respect to the Facility, the Additional Property or such Parcel or Unit as a result of the construction, operation and maintenance of the Facility, the Additional Property or such Parcel or Unit and (ii) the Facility, the Additional Property or such Parcel or Unit may be commercially operated in compliance with Environmental Requirements and (e) the Lessee shall deliver to the Lessor and the Related Assignee a report of an independent engineer reasonably satisfactory to the Lessor and the Related Assignee, to the effect that (i) the Facility or such Parcel or Unit has been maintained in all material respects in accordance with the terms and conditions of Section 9 of this Lease,
(ii) the Facility or such Parcel or Unit is capable of being operated in accordance with (A) the Capacity of the Facility or such Unit, as the case may be, taking into account ordinary wear and tear resulting from the operation of the Facility or such Unit, (B) Prudent Utility Practice and (C) all applicable Environmental Requirements, and (iii) the proposed sale of such other Parcel or Unit will not adversely affect the operation of the Facility.

        "Termination Event Date" has the meaning set forth in Section 14 hereof.

     "Termination Notice" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Termination  Settlement  Date" has the  meaning  set forth in  Section  14 hereof.

        "Turbine Unit" means Unit 1, Unit 2 or Unit 3, or, if the context otherwise requires, any other Unit of Equipment which is an electric generating facility, as the case may be.

        "Unit  1"  means  the  Property  and  the   improvements  and  Equipment
(including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) constructed thereon, which constitute an approximately 385 megawatt steam turbine generator, as more particularly described in Exhibit E hereto.

        "Unit  2"  means  the  Property  and  the   improvements  and  Equipment
(including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) constructed thereon, which constitute an approximately 385 megawatt steam turbine generator, as more particularly described in Exhibit E hereto.

        "Unit  3"  means  the  Property  and  the   improvements  and  Equipment
(including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) constructed thereon, which constitute an approximately 972 megawatt steam turbine generator, as more particularly described in Exhibit E hereto.

        "Unit Leasing Record" means an instrument, substantially in the form of Exhibit B hereto, evidencing the lease of the Facility or any other Parcel or Parcels of Property or Unit or Units of Equipment under this Lease.

     "Unit Purchase Price" has the meaning set forth in paragraph (b) of Section 13 hereof.

        SECTION 2.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

        (i)    The Lessee represents and warrants to the Lessor:

        (a) Corporate Matters. The Lessee (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, (ii) has all requisite power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and proposed to be conducted after giving effect to the transactions contemplated hereby and to execute, deliver and perform its obligations under this Lease, any other Operative Document to which it is a party and any Material Contract, and
(iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not impair the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party.

        (b) Binding Agreements. This Lease and each other Operative Document to which it is a party have been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery or acceptance of this Lease and such Operative Documents by the other parties thereto, this Lease and each such Operative Document are legal, valid and binding obligations of the Lessee, enforceable according to their respective terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's or lessor's rights generally and (ii) for the application of equitable principles, whether applied by a court of equity or law.

        (c) Compliance with Other Instruments. The execution and delivery by the Lessee of this Lease and any other Operative Document to which it is a party and the performance by the Lessee of the transactions contemplated hereby and thereby, and the performance of any Material Contract, will not result in any violation of any term of the certificate of incorporation or the by-laws of the Lessee, do not require stockholder approval or the approval or consent of any trustee or holders of Indebtedness of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other material agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over the Lessee or any of its activities or properties.

        (d) Governmental Consents. There are no consents, licenses, orders, authorizations, approvals, Environmental Approvals, permits, waivers, extensions or variances of, or notices to or registrations or filings with any Governmental Authority (each a "Governmental Action") which are required under Legal Requirements applicable to the Lessee or any of its Affiliates in connection with the valid execution, delivery and performance of this Lease or any other Operative Document, and no Governmental Action (i) is required to be obtained during the term of this Lease with respect to the Facility, the Additional Property or any other Property or Equipment, solely by reason of any participation by the Lessor, any Related Assignee, the Lessee, Merrill Lynch, Merrill Leasing or any Affiliate of the foregoing in connection with the transactions contemplated by this Lease, any other Operative Document, the Purchase Agreement, the Purchase Agreement Assignment, or any bill of sale, deed, assignment, assumption or ownership agreement relating to the Facility, the Additional Property or any other Property or Equipment, or (ii) is required in connection with the acquisition, operation, ownership, leasing or financing of the Facility, the Additional Property or any other Property or Equipment (or any part thereof) or the sale or delivery of electric capacity and energy from the Facility or any Turbine Unit, except such Governmental Actions (A) as have been duly filed, obtained, given or accomplished, with true copies thereof delivered to the Lessor and the Related Assignee (except for filings to be made upon the occurrence of a Recording Event), (B) as may be required by applicable law not now in effect, (C) as are building, occupancy or other routine Governmental Actions, including without limitation the transfer into the name of the Lessee of existing Governmental Actions with respect to the Facility, which are described on Exhibit G hereto and are obtainable in the ordinary course of business, but only if the failure to obtain such Governmental Actions by the date hereof could not (x) impair the ability of the Lessee to perform its obligations under this Lease or the other Operative Documents to which it is a party, (y) reasonably be expected to materially impair the ability of the Facility or any Turbine Unit to perform in commercial operation and to operate substantially at its Capacity or (z) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof, (D) as may be required upon the exercise of Possessory Remedies, or (E) which, if not obtained or effected, would not, individually or in the aggregate, (x) impair the ability of the Lessee to perform its obligations under this Lease or the other Operative Documents to which it is a party, (y) reasonably be expected to materially impair the ability of the Facility or any Turbine Unit to perform in commercial operation and to operate substantially at its Capacity or (z) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof. Governmental Actions referred to in clause (A) are listed in Exhibit G hereto and are in full force and effect and, except as otherwise set forth on Exhibit G hereto, no such Governmental Action is the subject of appeal or reconsideration or other review, and the time in which to make an appeal or request the reconsideration of any such Governmental Action has expired without any appeal or request for review or reconsideration having been taken or made.

        (e) Changes. Since March 31, 1999, there has been no material adverse change in the business, assets, properties, revenues, financial condition or operations of the Lessee, nor any change which could reasonably be expected to have a material adverse effect on (i) the ability of the Lessee to observe and perform its obligations under this Lease or the other Operative Documents to which it is a party in a timely manner or (ii) the rights or interests of the Lessor or any Related Assignee under the Operative Documents.

        (f) Litigation. There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Lessee, threatened against or affecting the Lessee or any property or rights of the Lessee which (i) questions the validity or enforceability of any Operative Document, (ii) could reasonably be expected to materially adversely affect the Facility, the Additional Property or any other Parcel of Property or Unit of Equipment, (iii) could reasonably be expected to have a material adverse effect on the business, assets, properties, revenues, financial condition or operations of the Lessee or (iv) if adversely determined, would (x) materially impair the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party or (y) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof. The representations and warranties of the Lessee set forth in this paragraph (f) shall not apply to environmental matters, with respect to which the representations and warranties set forth in paragraph (u) of Section 2(i) hereof shall exclusively apply.

        (g) No Default, Etc. No Event of Lease Termination has occurred, and no event has occurred and no condition exists which would constitute a Potential Default or an Event of Default under this Lease.

        (h) Compliance with Legal Requirements and Insurance Requirements. The operation, use and physical condition of the Facility, the Additional Property and any other Property and Equipment (i) are in full compliance with all Insurance Requirements and all premiums due with respect to such Insurance Requirements have been paid and (ii) are in full compliance with all Legal Requirements, except any Legal Requirements the noncompliance with which, individually or in the aggregate, would not (x) impair the ability of the Lessee to perform its obligations under this Lease or the other Operative Documents to which it is a party, (y) reasonably be expected to materially impair the ability of the Facility and each Turbine Unit to perform in commercial operation substantially at its Capacity or (z) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof. The representations and warranties of the Lessee set forth in this paragraph (h) shall not apply to environmental matters, with respect to which the representations and warranties set forth in paragraph (u) of Section 2(i) hereof shall exclusively apply.

        (i) Liens. Neither the Facility, the Additional Property nor any other Parcel of Property or Unit of Equipment is subject to any Lien, except Permitted Liens, and none of such Permitted Liens could reasonably be expected to materially interfere with the use or possession of the Facility, the Additional Property or such Parcel or Unit or the use or exercise by the Lessor of its rights under this Lease or any other document contemplated hereby or entered into in connection herewith.

        (j) Status of Lessee. All of the Lessee's common stock is owned beneficially and of record by the Guarantor.

        (k) Guaranty. The Guaranty has been duly authorized, executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable according to its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's or lessor's rights generally and (ii) for the application of equitable principles, whether applied by a court of equity or law.

        (l) Facility Support Agreement. The Facility Support Agreement has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of the Facility Support Agreement by the Lessor, is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's or lessor's rights generally and (ii) for the application of equitable principles, whether applied by a court of equity or law.

        (m) Ground Lease. The Site Lease and each other Ground Lease has been duly authorized, executed and delivered by the Lessee, as the fee owner, and is a legal, valid and binding obligation of the Lessee enforceable according to its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's or lessor's rights generally and (ii) for the application of equitable principles, whether applied by a court of equity or law. The Site Lease and each other Ground Lease is a Mortgageable Ground Lease except to the extent agreed to in writing by the Lessor and Related Assignee, and is in full force and effect.

        (n) 1935 Act. The Lessee is not subject to regulation by the SEC under the 1935 Act as a "public-utility company" or a "holding company", within the meaning of the 1935 Act.

        (o) Regulation. Neither the Lessor, any Related Assignee nor any of their respective Affiliates shall, solely by reason of (i) its entering into this Lease or any other document contemplated hereby, (ii) the acquisition, ownership, leasing or financing of the Facility or any Turbine Unit (or any part thereof) or (iii) the operation by the Lessee or any Affiliate of the Lessee of the Facility or any Turbine Unit in accordance with and as contemplated by the Material Contracts and this Lease, be deemed during the Lease Term or any Renewal Term to be, and be subject to financial, rate, utility or other similar regulation as, a public utility, or an electric utility or a public utility holding company under any Legal Requirement (including any Legal Requirement (A) under the 1935 Act, (B) imposed by any state or local public utility commission or other similar regulatory body, authority or group having jurisdiction over the Lessor or the Lessee or any such transactions or activities, or (C) under the Federal Power Act, as amended (the "FPA")), except (other than in the case of (A)) in connection with the exercise of any remedy under which the Lessor or the Related Assignee or any of their respective Affiliates would operate, possess or control the Facility or any Turbine Unit (a "Possessory Remedy"). All Governmental Actions necessary to accomplish this result are listed on Exhibit G hereto and have been duly obtained, given or accomplished, with true copies thereof delivered to the Lessor.

        (p) Operation of the Facility and Turbine Units. Except as set forth in the Engineering Report or on Schedule 2(i)(p) hereto, to the best knowledge of the Lessee, (i) the operation and maintenance programs relating to the Facility and each Turbine Unit are consistent with Prudent Utility Practice, (ii) the Facility and each Turbine Unit have the capacity and functional ability to perform in commercial operation substantially at its Capacity and in accordance with Prudent Utility Practice and (iii) there is no present event or condition which would materially adversely affect the capability of the Facility or any Turbine Unit to operate substantially at its Capacity. (w) No real property or equipment of any kind other than the Additional Property is required in connection with the operation of the Facility, (x) the Easements granted to the Lessor under the Site Lease provide the Lessor with access to the Facility and each Turbine Unit or the Additional Property, as applicable, (y) no condemnation, eminent domain or similar proceeding has been commenced or, to the Lessee's knowledge, is contemplated with respect to all or any portion of the Facility Site or the Additional Property or for the relocation of roadways providing access to the Facility Site and (z) the Facility Site contains valid and enforceable rights of pedestrian and vehicular access to an open public road by an Easement appurtenant to and running with the Facility Site.

        A true, correct and accurate list of all Facility Assets that the Lessor owns is attached hereto as Exhibit E. A true, correct and accurate list of all Additional Property is attached hereto as Exhibit I.

        True and correct copies of the Engineering Report have been delivered to the Lessor and the Related Assignee, and all material Governmental Actions relating to the operation or maintenance of the Facility and each Turbine Unit are listed on Exhibit G hereto and, to the extent obtained on or before the date hereof, have been delivered to the Lessor and the Related Assignee.

        (q) Title to Facility and Facility Assets. Good, marketable and valid title to, or a valid leasehold interest in, the Facility (including, without limitation, the Facility Assets) and any other Property or Equipment has been duly, validly and effectively conveyed and transferred to the Lessor free and clear of all Liens, except Permitted Liens, which representation and warranty is given by the Lessee to induce the Lessor to acquire the Facility and such other Property or Equipment and to lease such assets to the Lessee pursuant to this Lease. The Lessee has good, marketable and valid title to or, except for the revocable consents described on Exhibit G hereto, non-terminable rights to use the Additional Property and the Site Lease duly provides the Lessor with non-terminable use and access rights to the Additional Property.

        (r) Utility Availability. All utilities required for the operation of the Facility and any other Property and Equipment, including, but not limited to, potable water supply, gas, electric and telephone facilities, are (i) with respect to the Facility, to the best knowledge of the Lessee, available for use at the boundaries of the Facility Site, (ii) with respect to any other Property and Equipment, to the best knowledge of the Lessee, available for use at the boundaries of, or a reasonable distance from, the Parcel of Property as to which a Ground Lease has been executed and (iii) in any case, arrangements on commercially reasonable terms have been made for the provision of such services to the Facility or such other Parcel of Property, as the case may be.

        (s) Accuracy of Appraisals. (i) Any written information furnished by the Lessee to the Appraiser for use by the Appraiser in its appraisal report with respect to the Facility or any other Property or Equipment was accurate in all material respects when furnished and is accurate in all material respects as of the date hereof. (ii) The projections furnished by the Lessee to the Appraiser for use by the Appraiser in its appraisal report with respect to the Facility were prepared in good faith and the Lessee believes that the assumptions used in preparing such projections are reasonable.

        (t) Intellectual Property. To the best knowledge of the Lessee, all patents, copyrights, trademarks, trade secrets, computer software or other intellectual property rights that are material and are required for the operation of the Facility and any Property or Equipment in accordance with and as contemplated by this Lease, the Facility Support Agreement and the Material Contracts, have been timely obtained and are and will remain in full force and effect. To the best knowledge of the Lessee, the Lessee owns or has the right to use all technology, licenses, patents and other proprietary rights that are material and are required to perform the Lessee's obligations under the Material Contracts without any conflict with the rights of others.

        (u) Environmental Representations. Except as expressly identified in the Pilko Environmental Report and except for such matters which, individually, are not reasonably likely to result in or require remedial activities or fines or penalties in excess of $10,000:

               (i) Except as set forth on Schedule 2(i)(u) hereto, to the best knowledge of the Lessee, the Lessee, the Facility, the Additional Property and other Property and Equipment are in compliance with, and have at all times been in compliance with, applicable Environmental Requirements with respect to the business and operations of the Facility, the Additional Property and any other Property and Equipment, and no material capital expenditures are anticipated to maintain or achieve compliance with Environmental Requirements;

               (ii) The Lessee has obtained or has taken appropriate and timely steps, as required by Environmental Requirements, to obtain all Environmental Approvals required in connection with the ownership and operation of the Facility, the Additional Property and other Property and Equipment, all such Environmental Approvals already obtained are in good standing, and the Lessee and the Facility, the Additional Property or such other Property and Equipment are currently in material compliance with all terms and conditions of such Environmental Approvals. To the best knowledge of the Lessee, no change in the facts or circumstances reported or assumed in the applications for or the granting of such Environmental Approvals exists. There are not any proceedings pending or, to the best knowledge of the Lessee, threatened which would jeopardize the validity of any such Environmental Approvals;

               (iii) Except as set forth on Schedule 2(i)(u) hereto, the Lessee has not received from any party, and has no knowledge of, any written notice of violation of, or potential liability under, any Environmental Requirement or any written request for information with respect thereto, nor has the Lessee been notified or is otherwise aware that it or any predecessor in interest or title is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") or any similar state law with respect to the Facility, the Additional Property or any other Property or Equipment;

               (iv) Except as set forth on Schedule 2(i)(u) hereto, with respect to the business and operations of the Facility, the Additional Property and any other Property and Equipment, the Lessee is not subject to any outstanding judgment, decree or judicial order relating to compliance with any Environmental Requirement or to investigation or cleanup of Contaminants under any applicable Environmental Requirement;

               (v) Except as set forth in Schedule 2(i)(u) hereto, there are no claims, actions, proceedings or investigations pending, or, to the best knowledge of the Lessee, threatened against or relating to the Lessee, the Facility, the Additional Property or any other Property and Equipment, with respect to the exposure at the Facility, the Additional Property and such other Property and Equipment of any person to Contaminants, or otherwise arising under Environmental Requirements;

               (vi) No Environmental Lien has attached to any portion of the Facility, the Additional Property or other Property and Equipment;

               (vii) Except as set forth on Schedule 2(i)(u) hereto, to the best knowledge of the Lessee, there has been no Release of any Contaminants for which a Remedial Action must be taken at, to, under, from or affecting the Facility, the Additional Property or other Property and Equipment;

               (viii) To the best knowledge of the Lessee, there is not constructed, placed, deposited, stored, disposed nor located on, under or affecting the Facility, the Additional Property or other Property and Equipment any asbestos in any form which has become or threatens to become friable in violation of Environmental Requirements;

               (ix) Except as set forth on Schedule 2(i)(u) hereto, to the best knowledge of the Lessee, the underground and above-ground storage tanks (whether or not currently in use), located on, under or affecting the Facility, the Additional Property, the Facility Site or other Property and Equipment are in compliance with applicable Environmental Requirements;

               (x) Based on the review by the Lessee and its agents of the matters referred to in Schedule 2(i)(u) hereto, the Lessee has no reason to believe as of the date of this Lease that such matters, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (1) the ability of the Lessee to observe and perform its obligations under this Lease or the other Operative Documents to which it is a party in a timely manner, (2) the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (3) the business, assets, properties, financial condition or operations of the Guarantor, (4) the rights or interests of the Lessor or the Related Assignee under this Lease or the applicable Financing Arrangements or (5) the leasing, ownership or value of the Facility.

        (ii) The Lessee covenants to the Lessor:

        (v) Corporate Existence. The Lessee will remain a validly existing corporation in good standing under the laws of the State of New York until the expiration or other termination of this Lease and the indefeasible payment of all amounts owing hereunder.

        (w) Liens. The Lessee will not create, incur, assume or permit to exist any Lien upon (i) the Facility, the Additional Property or other Property and Equipment, other than Permitted Liens or those Liens placed thereon by, or arising from, the Lessor's own actions, or (ii) any of its rights or obligations with respect to any Ground Lease, the Facility Support Agreement or any Material Contract other than any Lien granted to the Lessor and assigned by the Lessor to the Related Assignee. Notwithstanding the foregoing, the Lessee may create a Lien upon the Additional Property provided that it delivers to the Lessor and each Related Assignee a subordination and non-disturbance agreement in form and substance reasonably satisfactory to the Lessor and each Related Assignee.

        (x) Subsidiaries. The Lessee will not acquire or create an equity interest in any Person.

        (y) Delivery of Information. The Lessee shall deliver to the Lessor and each Related Assignee, from time to time, (i) promptly after a Responsible Officer of the Lessee obtains knowledge of any Event of Default, Potential Default, Event of Loss or Event of Lease Termination hereunder, a certificate of a Responsible Officer of the Lessee specifying the nature and period of existence of such Event of Default, Potential Default, Event of LOSS or Event of Lease Termination hereunder, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (ii) promptly after a Responsible Officer of the Lessee obtains knowledge of any material adverse change in the business, assets, properties, financial condition or operations of the Lessee, or of any liabilities or obligations arising as a result of tortious action or Environmental Damages or in respect of governmental fines or obligations (other than taxes) or liabilities or obligations arising as a result of Environmental Matters, or of any litigation of the type described in paragraph (f) of Section 2(i) hereof, a certificate of a Responsible Officer of the Lessee describing such change, liabilities, obligations or litigation, as the case may be, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (iii) simultaneously with the delivery by the Guarantor of each set of quarterly financial statements pursuant to the Guaranty, a certificate of a Responsible Officer of the Lessee stating, to the best knowledge of such Responsible Officer after reasonable inquiry, whether there exists on the date of such certificate any Event of Default, Potential Default, Event of Loss or Event of Lease Termination hereunder, and if any Event of Default, Potential Default, Event of Loss or Event of Lease Termination hereunder exists, specifying the nature and period of existence thereof and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (iv) promptly after a Responsible Officer of the Lessee obtains knowledge of any legal, governmental or regulatory proceeding that could have a material adverse effect on (1) the operation, maintenance, leasing, ownership, use, value or regulatory status of the Facility or any other Parcel of Property or Unit of Equipment, (2) the ability of the Lessee to observe and perform its obligations under this Lease or any other Operative Document to which it is a party in a timely manner, (3) the business, assets, properties, financial condition or operations of the Lessee, or (4) the rights or interests of the Lessor or Related Assignee under this Lease, a certificate of a Responsible Officer of the Lessee, describing each such proceeding and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto and
(v) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Lessee or relating to the ability of the Lessee to perform its obligations hereunder as from time to time may be reasonably requested by the Lessor or the Related Assignee.

        (z) 1935 Act. The Lessee shall not become subject to regulation by the SEC under the 1935 Act as a "public-utility company" or a "holding company", within the meaning of the 1935 Act.

        (aa) Regulation. Neither the Lessor nor any Related Assignee nor any of their respective Affiliates shall, solely by reason of (i) its entering into this Lease or any other document contemplated hereby, (ii) the acquisition, ownership, leasing or financing of the Facility or any Turbine Unit (or any part thereof) or (iii) the operation by the Lessee or any Affiliate of the Lessee of the Facility or any Turbine Unit in accordance with and as contemplated by the Material Contracts and this Lease, be deemed during the term of this Lease, to be, and be subject to financial, rate, utility or other similar regulation as, a public utility, or an electric utility or a public utility holding company under a Legal Requirement (including any Legal Requirement (A) under the 1935 Act, (B) imposed by any state or local public utility commission or other similar regulatory body, authority or group having jurisdiction over the Lessor or the Lessee or any such transactions or activities or (C) under the FPA), except (other than in the case of (A)) in connection with the exercise of any Possessory Remedy.

        (bb)   Environmental Covenants:

               (i) The Lessee, the Facility, the Additional Property and any other Property and Equipment shall comply in all material respects, and the Lessee shall use its best efforts to cause the compliance by any contractors engaged in connection with the Facility or any other Property or Equipment, with all applicable Environmental Requirements, including without limitation, with respect to the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant.

               (ii) The Lessee shall maintain all Environmental Approvals necessary for the operation of the Facility, the Additional Property and any other Property or Equipment and shall remain in material compliance with all Environmental Approvals.

               (iii) The Lessee shall not cause or suffer or permit the attachment of any Environmental Lien to the Facility, the Additional Property or any other Property or Equipment or any portion thereof.

               (iv) The Lessee shall not cause or suffer or permit the Release or threatened Release at, to or from the Facility, the Additional Property, any Property or Equipment, of any Contaminant for which a material Remedial Action must be taken.

               (v) The Lessee shall not cause the transportation or arrange for the disposal of any Contaminant from the Facility, the Additional Property or any other Property or Equipment except in compliance with the Environmental Requirements.

               (vi) The Lessee shall not cause or suffer or permit the use of any asbestos-containing material or any article containing PCBs in connection with the Facility, the Additional Property or any other Property or Equipment in violation of the Environmental Requirements.

               (vii)  Notice of Environmental Events:

               (A)The Lessee shall promptly, but in any case within fifteen (15)
Business Days of receiving actual or constructive notice thereof, notify the Lessor and the Related Assignee if, after the date of this Lease, (1) any Environmental Matter relating to the Release of Contaminants in, on, beneath, from or involving the Facility, the Additional Property or any other Property or Equipment or any part thereof has occurred, or any proceeding has been brought by a third party under Environmental Requirements (other than proceedings described in subsection (2) hereof), in each case that could reasonably be expected to result in Environmental Damages in excess of $500,000, or (2) the Lessee has received notification that it, the Facility, the Additional Property or any other Property or Equipment or any part thereof is the subject of a judicial or administrative proceeding arising under the Environmental Requirements in which a Governmental Authority is a party, unless the Lessee reasonably believes that such proceeding will result in no monetary sanctions, or in monetary sanctions, exclusive of interest and costs, of less than $100,000, or (3) any Environmental Matter otherwise relating to compliance with an Environmental Requirement has occurred that could reasonably be expected to result in Environmental Damages in excess of $1,000,000 (each of (1), (2) and (3) an "Environmental Event"). Notice as required hereunder shall be deemed to have been given with respect to Environmental Matters identified in Schedule 2(i)(u) or in the Pilko Environmental Report; provided, however, that this presumption shall not apply to any adverse development in any such Environmental Matter that occurs, or of which Lessee becomes aware, after the date hereof, which adverse development would, regardless of prior notice, in and of itself constitute an Environmental Event.

               (B)Following the receipt of a notice pursuant to (A) above, the Lessor and the Related Assignee, in each case in their sole discretion, may require the Lessee to conduct, or cause to be conducted, an environmental investigation of the Facility, the Additional Property or such Property or Equipment, the scope of which investigation shall be limited to evaluating the scope and magnitude of the Environmental Event and to provide a copy of the investigation report to the Lessor and the Related Assignee. The Lessor and the Related Assignee, after receipt of the investigation report, may in each case, in their reasonable discretion, require an investigation of the Environmental Event by the Environmental Consultant.

               (C)The Lessee shall take, or cause to be taken at no cost to the Lessor or any Related Assignee, such actions as may be necessary to comply in all respects with all applicable Environmental Requirements and to alleviate any unreasonable risk to human health or the environment if the same arises from a condition on or in respect of the Facility, the Additional Property or any other Property or Equipment or any part thereof, whether existing prior to, on or after the date of this Lease, provided, however, that it shall have the right to contest any such Environmental Requirements pursuant to Section 28 hereof in good faith, and provided further, that the Lessee in all cases shall promptly address any unreasonable risk to human health or the environment. At the request of the Lessor or the Related Assignee during the Initial Term or any Extended Term, the Lessee shall give periodic progress reports on its compliance efforts and actions.

               (D)The Lessee shall, no later than January 15 and July 15 of each year following the date hereof, provide the Lessor and the Related Assignee with a report describing the Environmental Events that have occurred during the previous six months (but with respect to the first such report, that have occurred since the date hereof), regardless of whether notice of such events was given under subsection (A) of this paragraph (g)(vii) of Section 2(ii).

          (cc) Information. The Lessee shall furnish to the Lessor and the Related Assignee:

               (i) all material written communications relating to any pending or, to the best knowledge of the Lessee, threatened investigations, claims or proceedings with respect to any Governmental Action or proposing to amend, modify or affect any Governmental Action then required to be in effect; and

               (ii) written notice of the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy maintained pursuant to the terms of this Lease in an amount greater than $5,000,000 together with copies of any document relating thereto (including copies of any such claim), in the possession or control of the Lessee.

        (dd)   Post-Closing Conditions.

               (i) As promptly as practicable but in no event later than two hundred and forty (240) days following the Effective Date (the "Post-Closing Period"), the Lessee shall:

          (x) furnish to the Lessor and each Related Assignee true and correct copies of all UCC search reports relating to the Facility;

          (y) release or cause the release or termination of any Liens on or otherwise affecting the Facility, other than Permitted Liens (without reference to the last proviso to the definition of "Permitted Liens"); and

          (z) deliver or cause to be delivered to the Lessor and each Related Assignee such opinions of counsel to the Lessee and other documents or instruments relating to the first priority of the Lien created under the Financing Arrangements and the absence of any Liens on or otherwise affecting the Facility, other than Permitted Liens (without reference to the last proviso to the definition of "Permitted Liens"), each in form and substance reasonably satisfactory to the Lessor and each Related Assignee, as the Lessor or any Related Assignee shall request.

               (ii) Not later than one hundred and eighty (180) days following the Effective Date, the Lessee shall complete the undertakings set forth in Exhibit J hereto.

               (iii) Provided that the Lessee is proceeding diligently and in good faith to satisfy its post-closing obligations under clause (i) of paragraph
(i) of this Section 2(ii), solely for the duration of the Post-Closing Period, an Event of Default under paragraph (k) of Section 18 hereof shall be deemed not to exist by virtue of operation of clause (i) of paragraph (i) of this Section 2(ii).



     SECTION 3. LEASE OF THE FACILITY AND OTHER PROPERTY AND EQUIPMENT.

        (a) Subject to the terms and conditions hereof, including without limitation Section 5 hereof, the Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor pursuant to this Lease, the Facility and any other Parcel of Property or Unit of Equipment of the type described on Exhibit A hereto, when and as the Lessee has need of such other Property or Equipment; provided that, in the case of such other Property or Equipment:

               (i)    such Property or Equipment is available for purchase;

               (ii) the Lessor has approved the purchase order or acquisition with respect to such Equipment or the acquisition with respect to such Property (which approval shall be in the sole discretion of the Lessor);

               (iii) at the time any such Property or Equipment is to be ordered or leased hereunder there exists no Event of Default or Potential Default; and

               (iv) the sum of (A) the Acquisition Cost of such Property or Equipment and (B) the aggregate Acquisition Cost of the Facility and all other Property or Equipment leased hereunder at any time would not, at the time any such Property or Equipment is to be leased hereunder, exceed such amount as the Lessor, the Related Assignee and the Lessee may from time to time agree.

        (b) The lease of the Facility and each other Parcel of Property or Unit of Equipment to the Lessee under this Lease shall be evidenced by a Unit Leasing Record. The Lessee shall prepare and execute a Unit Leasing Record with respect to the Facility and each other Parcel of Property or Unit of Equipment (which Unit Leasing Record may relate to more than one Parcel of Property or Unit of Equipment) and deliver it promptly to the Lessor. Contemporaneously with the payment required by paragraph (b) of Section 5 hereof, the Lessor shall execute the acceptance of such Unit Leasing Record and promptly return one copy of such Unit Leasing Record to the Lessee.

        (c) The Lessee shall prepare each Unit Leasing Record pursuant to the procedures provided by the Lessor. Each Unit Leasing Record shall give a full description of the Facility or each Parcel of Property or Unit of Equipment covered thereby, the Acquisition Cost of the Facility or each such Parcel or Unit, the Lease Term for the Facility or each such Parcel or Unit and such other details as the Lessor and the Lessee may from time to time agree.

        (d)  Execution by the Lessee of a Unit Leasing  Record shall  constitute
(i) acknowledgment by the Lessee that the Facility or other Property or Equipment specified in such Unit Leasing Record has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Effective Date, (ii) acknowledgment by the Lessee that the Facility or other Property or Equipment specified in such Unit Leasing Record is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations, warranties and covenants contained in
Section 2 of this Lease as they relate to the Lessee, the Guarantor and the Facility or any other Property or Equipment specified in such Unit Leasing Record, as applicable, are true and correct on and as of the Effective Date as though made on and as of the Effective Date and that there exists on the Effective Date no Event of Default or Potential Default.

        SECTION 4.        INTENT OF THE PARTIES; OPERATING LEASE.

        (a) It is the intent of the Lessee and the Lessor that: (i) this Lease constitutes an operating lease from the Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) this Lease and other transactions contemplated hereby preserve the ownership of the Facility and any other Property or Equipment in the Lessee for federal, state and local income tax and bankruptcy purposes, and (iii) this Lease grants to the Lessor a Lien on the Facility. The Lessee and the Lessor agree that the Lessor shall be deemed to have a valid and binding security interest in and Lien on the Facility and all other Property and Equipment, free and clear of all Liens, other than Permitted Liens, as security for the obligations of the Lessee under this Lease (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to the Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, on the Facility and all other Property and Equipment and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under this Lease).

        (b) Specifically, without limiting the generality of paragraph (a) of this Section 4, the Lessee and the Lessor intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State thereof affecting the Lessee, the Lessor, any Related Assignee or any collection actions relating thereto, the transactions evidenced by this Lease shall be regarded as loans made by the Lessor to the Lessee.

        (c) LIC Capital, Inc., the general partner of the Lessor, has been incorporated as a close corporation under the laws of the State of Delaware by an individual completely unaffiliated with the Lessee. Such individual and all the officers and directors of LIC Capital, Inc., have the full power, authority and legal right to direct the management and operations of the Lessor. The Lessor has been formed as a limited partnership under the laws of the State of Delaware by LIC Capital, Inc., and is not directly or indirectly affiliated with the Lessee. The Lessee did not participate in the incorporation of LIC Capital, Inc. or the formation of the Lessor.

        SECTION 5.        DELIVERY; ABSOLUTE OBLIGATION.

        (a) The Lessee shall acquire or order and accept the Facility and any other Parcel of Property or Unit of Equipment pursuant to the procedures provided by the Lessor. The Lessor shall not be liable to the Lessee for any failure to obtain, or delay in obtaining, the Facility or any other Property or Equipment or any delay in the delivery of title to the Lessor or possession of the Facility or such other Property or Equipment to the Lessee.

        (b) The Lessor's acceptance for lease of the Facility or any other Parcel of Property or Unit of Equipment by the Lessee and the Lessor is subject to receipt by the Lessor, in the case of Property and Equipment (other than the Facility), at least seven (7) business days prior to the requested acquisition, and, in the case of the Facility, prior to the requested acquisition, of:

               (i) in the case of a Unit of Equipment, the vendor's invoice or invoices and, if required by the Lessor and the Related Assignee, a bill of sale, for such Unit of Equipment (in the case of the Facility and the Facility Assets, the Purchase Agreement Assignment), and in the case of a Parcel of Property, the executed contract of sale and deed with respect to each fee interest in such Parcel of Property (or with respect to a leasehold interest in a Parcel of Property, the executed Ground Lease or with respect to the leasehold interest in the Facility, the executed Site Lease), and such estoppel certificates, consents, recognition and attornment agreements and confirmation of customary mortgagee protection as are reasonably acceptable to the Lessor and the Related Assignee);

               (ii) invoices or other evidence satisfactory to the Lessor for any amounts included in the Acquisition Cost of such Parcel or Unit payable to parties other than the vendor;

               (iii) invoices or other evidence satisfactory to the Lessor for any amounts included in the Acquisition Cost of such Parcel or Unit that have been paid to the vendor or other parties by the Lessee and for any costs included in the Acquisition Cost of such Parcel or Unit incurred by the Lessee;

               (iv) with respect to the Facility, the Additional Property and each other Parcel of Property, a current appraisal in form and substance acceptable and addressed to the Lessor and each Related Assignee from the Appraiser or another independent appraiser with respect to the value of the Facility, the Additional Property or such Property, as the case may be, at such date and at the end of the Lease Term;

               (v) with respect to the Facility, the Additional Property and each other Parcel of Property, a satisfactory Environmental Report, it being expressly agreed that the Lessor or any Related Assignee shall have the right to require a supplemental or additional environmental study if the Lessor or any Related Assignee reasonably requires additional assurance or information as to any matter contained or not addressed in such Environmental Report, and with respect to any other Property or Equipment, such environmental information and certifications as the Lessor or any Related Assignee shall reasonably request;

               (vi) with respect to the Facility and the Additional Property, a current as-built survey in form and substance satisfactory to the Lessor and the Related Assignee and, with respect to each other Parcel of Property, a current as-built survey made in accordance with the minimum standard detail requirements for land title surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping by a licensed registered public land surveyor, showing the lines of all streets abutting the Facility, the Additional Property or such Property and the width thereof, all access and other easements appurtenant to or used in connection with the Facility, the Additional Property (including the Easements) or such Property, all roadways, paths, driveways, easements, encroachments, overhanging projections, and similar encumbrances, whether recorded (and if so, reference to the recording data), apparent from a physical inspection of the Facility or such Property or otherwise known to the surveyor, and if the Property is described by reference to a filed map, a legend relating the survey to such map, and a certification whether the Facility or such Property is located in a flood zone;

               (vii)  the Acquisition Certificate;

               (viii) other than in the case of the Facility, a reaffirmation of the Guaranty by the Guarantor;

               (ix) with respect to the Facility, an original executed deed and a bill of sale with respect to the Facility Assets, an original of the Site Lease, two original executed counterparts of a memorandum of such Site Lease and of this Lease, in each case in statutory recordable form for the jurisdiction in which the Facility is located, and an original executed counterpart of the Purchase Agreement Assignment, and, with respect to each Parcel of Property (other than the Facility), two original executed counterparts of a memorandum of this Lease, an original of the deed or of the Ground Lease, as applicable, with respect to each Parcel of Property (other than the Facility) pursuant to which the interest of the Lessor in such Parcel of Property is created, in each case in statutory recordable form for the jurisdiction in which such Parcel is located;

               (x) with respect to the Facility, the Additional Property and each other Parcel of Property, a title insurance commitment from a title insurance company satisfactory to the Lessor, subject to no title exceptions or other matters other than those approved by the Lessor and the Related Assignee, and committing to insure the Lessor's and the Related Assignee's interest in the Facility and such Parcel of Property upon delivery to the title insurance company of the title and financing documents to be recorded, and, except as otherwise provided in Section 8(i) hereof or in the applicable Financing Arrangements, the actual issuance and prompt delivery of such policies to the Lessor and the Related Assignee;

               (xi) two original executed counterparts of a Unit Leasing Record with respect to the Facility or such other Parcel or Unit duly prepared and executed by the Lessee;

               (xii) accurate wiring instructions for all amounts to be paid by the Lessor in connection with such acquisition;

               (xiii) the report required under Section 10(f) hereof, together with certificates of insurance or other evidence reasonably acceptable to the Lessor and the Related Assignee certifying that (1) the insurance then carried or maintained on the Facility, the Additional Property or such Parcel or Unit complies with the requirements of Section 10 hereof and (2) the provisions of
Section 10 hereof are adequate and reasonable protection of the Lessor and the Related Assignee;

               (xiv) opinions of counsel for the Lessee, in form and substance reasonably satisfactory to the Lessor and the Related Assignee;

               (xv) an assignment of or security interest in Governmental Actions needed for the equipping, maintenance, operation or use of the Facility or such Parcel or Unit (or any part thereof), and heretofore obtained, or now owned or held, by the Lessee to the extent that such Governmental Actions may be assigned in accordance with applicable law;

               (xvi) copies of each Material Contract, in each case certified by a Responsible Officer of the Lessee to be true copies of the originals as executed; and

               (xvii) such other documentation as the Lessor or the Related Assignee may reasonably require.

        Upon receipt and approval of all documents required by the preceding clauses, the Lessor shall (A) pay to such vendor the amount of the vendor's invoice or invoices and/or the purchase price specified in the contract of sale for such Parcel or Unit except to the extent previously paid by the Lessee, (B) pay to such other parties such amounts payable, except to the extent previously paid by the Lessee and (C) reimburse or pay to the Lessee for such amounts paid to the vendor or other parties by the Lessee, for such costs incurred by the Lessee and, if agreed between the Lessor and the Lessee, for the appraised value of the Property or Equipment; provided, however, that in no event shall the sum of all payments made pursuant to clauses (A), (B) and (C) above exceed the Acquisition Cost of such Property or Equipment.

        (c) The Lessee shall ensure that the installation or erection of any Equipment is in accordance with the specifications and requirements of the vendor thereof.

        (d) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7, 11, 12, 13, 14, 15, 16 and 29 hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Lessee to lease and pay Basic Rent, any Debt Yield-Maintenance Premium and Additional Rent and any other amounts due hereunder for the Facility and for any and all other Property or Equipment leased pursuant to this Lease and any amounts payable upon the termination of this Lease or upon an Event of Loss, an event of Taking or an Event of Lease Termination is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Related Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

        THE LESSEE HAS SELECTED THE FACILITY AND SHALL SELECT ALL PROPERTY OR EQUIPMENT ACQUIRED OR ORDERED ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE LESSOR NOR ANY RELATED ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT, OR AS TO WHETHER THE FACILITY OR SUCH PROPERTY OR EQUIPMENT OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

        AS BETWEEN THE LESSEE AND THE LESSOR, ANY RELATED ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL
DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     (A)THE  SAFETY,  TITLE,  CONDITION,  QUALITY,  QUANTITY,  FITNESS  FOR USE,
MERCHANTABILITY,   CONFORMITY  TO   SPECIFICATION,   OR  ANY  OTHER  QUALITY  OR
CHARACTERISTIC OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT, LATENT OR NOT;

               (B)ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY RELATED ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

               (C)ANY DEFECT IN TITLE OR OWNERSHIP OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE FACILITY OR ANY PROPERTY OR EQUIPMENT;

               (D)ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, THE FACILITY OR ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART;

     (E)ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT BY THE LESSEE;

     (F)ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY RELATED ASSIGNEE;

     (G)ANY FAILURE TO OBTAIN,  OR EXPIRATION,  SUSPENSION OR OTHER  TERMINATION
OF,  OR   INTERRUPTION   TO,   ANY   REQUIRED   LICENSES,   PERMITS,   CONSENTS,
AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

     (H)THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

               (I)THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE OF THE FACILITY OR ANY PROPERTY OR EQUIPMENT EXECUTED IN CONNECTION WITH THIS LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE; OR

               (J)ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

        THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. Each payment of Basic Rent, any Debt Yield-Maintenance Premium, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Related Assignee for any reason whatsoever.

        (e) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Related Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, or has any other responsibility or duty, nor, except as set forth in Section 22 of this Lease, has the Lessor or any Related Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

        SECTION 6.        INITIAL TERM; EXTENDED TERM.

        (a) The "Initial Term" with respect to the Facility or any other Parcel of Property or Unit of Equipment leased hereunder shall commence on the Effective Date set forth in the Unit Leasing Record for the Facility or such Property or Equipment and shall continue through June 20, 2004, unless terminated earlier pursuant to Section 12, 13, 14, 15, 16, 19 or 29 hereof.

        (b) The "Extended Term" with respect to the Facility or any other Parcel of Property or Unit of Equipment shall commence on the later of the Effective Date set forth in the Unit Leasing Record with respect thereto and the first day after the last day of the Initial Term of the Facility or such Parcel or Unit and shall continue through June 20, 2009, unless terminated earlier pursuant to
Section 12, 13, 14, 15, 16, 19 or 29 hereof.

        (c) Notwithstanding anything contained in this Section 6, the provisions of Sections 10 and 11 hereof and paragraph (a) of Section 15 hereof shall apply with respect to any Property or Equipment from the time such Property or Equipment is ordered by the Lessee, with the approval of the Lessor, pursuant to procedures supplied by the Lessor.

        SECTION 7.        RENT AND OTHER PAYMENTS.

        (a) The Lessee hereby agrees to pay the Lessor on each Basic Rent Payment Date, in immediately available funds, as provided in paragraph (e) of this Section 7, Basic Rent for the semi-annual period (or part thereof) ending in the month in which such Basic Rent Payment Date occurs (which semi-annual periods shall end on June 20 and December 20 in each calendar year), with respect to the Facility and each other Parcel of Property or Unit of Equipment; provided that, if the Effective Date is on or after the Lease Rate Date in any first semi-annual period of the Initial Term with respect to the Facility or such Parcel or Unit, Basic Rent for such partial semi-annual period shall be payable on the next succeeding Basic Rent Payment Date.

        (b) The Lessor shall furnish to the Lessee on the 16th day of the calendar month prior to each calendar month in which a Basic Rent Payment Date falls the Semi-Annual Cost of Debt for such semi-annual period, or, if such day is not a Business Day, on the next succeeding Business Day (the "Lease Rate Date"). Prior to each Basic Rent Payment Date the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent for such Basic Rent Payment Date.

        (c) The Lessee hereby agrees to pay on demand all amounts (other than Basic Rent) payable hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to Section 11 hereof.

        (d) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on demand, as additional rent ("Additional Rent") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent) incurred in acquiring, financing (including equity financing and maintaining security for and exercising remedies in connection with any such financing and costs incurred in connection with obligations of the Lessor under or in respect of the Derivative Option) and leasing the Facility and any other Property or Equipment (including, without limitation, all obligations, costs and expenses of the Lessor arising in connection with the termination of any Financing Arrangement (whether as a result of a default thereunder or otherwise), all interest (including, without limitation, interest at any default rate), the Debt Yield-Maintenance Premium and other costs, fees and expenses incurred by the Lessor under any Financing Arrangement (including any such accruing after the commencement of a bankruptcy or similar proceeding), rent under the Site Lease and any other Ground Lease, amounts owing under any other Operative Document and all obligations of the Lessor under or in respect of any interest rate swap, cap, collar, option or other financial hedging arrangement approved by the Lessee (such approval not to be unreasonably withheld) and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar, option or other financial hedging arrangement relates), and (ii) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the decimal equivalent of the Semi-Annual Cost of Debt as most recently furnished by the Lessor, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof (provided that all full calendar months during such period shall be computed on the basis of a 30-day month) and a denominator of 360. The Lessee shall also pay to the Lessor on demand an amount equal to any expenses incurred by the Lessor in collecting such unpaid sums.

        (e) Basic Rent, any Debt Yield-Maintenance Premium and Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

     SECTION 8. RESTRICTED USE; COMPLIANCE WITH LAWS, FURTHER ASSURANCES.

        (a) So long as no Event of Default shall have occurred and be continuing, the Lessee may use the Facility and the Property or Equipment in the regular course of its business for any lawful purpose, provided that the Lessee agrees that the Facility will be used to produce and sell electric power. The Lessee will not do or permit any act or thing which could reasonably be expected to materially impair the value or usefulness of the Facility, the Additional Property or any Parcel of Property or Unit of Equipment, except for ordinary wear and tear resulting from the normal use thereof consistent with Prudent Utility Practice.

        (b) The Lessee shall promptly and duly execute, deliver and, subject to paragraph (i) of this Section 8, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action, as the Lessor or the Related Assignee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Facility and any Property or Equipment and the Related Assignee's interest in this Lease or in the Facility or any Property or Equipment as against the Lessee or any third party in any applicable jurisdiction. Equipment, machinery, apparatus, fixtures, structures and installations may be substituted for portions of the Facility or the Additional Property, as the case may be (other than Removable Improvements) if (i) the Lessor and the Related Assignee consent to such substitution, such consent not to be unreasonably withheld or denied or (ii) such substitution is performed by the Lessee in the normal course of operating and maintaining the Facility or the Additional Property and could not reasonably be expected to (x) materially adversely affect the Lessee's ability to perform its obligations under any Operative Document to which it is a party, (y) materially impair the value, utility or remaining economic useful life of the Facility (assuming the Facility is in the condition required hereby), or (z) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof. As equipment, machinery, apparatus, fixtures, structures and installations are added to, or substituted for, Facility Assets (other than Removable Improvements), title to such additional or substitute equipment, machinery, apparatus, fixtures, structures and installations shall automatically be transferred to the Lessor and such equipment, machinery, apparatus, fixtures, structures and installations shall become Facility Assets and shall be subject to this Lease and title to the existing equipment, machinery, apparatus, fixtures, structures and installations which are being substituted for (other than Removable Improvements) shall be released by the Lessor to the Lessee. The Lessee may, so long as no Potential Default, Event of Default, Event of Loss or Event of Lease Termination has occurred and is continuing, remove any Removable Improvement in its entirety. "Removable Improvement", for the purposes hereof, shall mean any part that (i) is in addition to, and not in replacement of or substitution for (x) any part originally incorporated or installed in or attached to the Facility on the Effective Date or (y) any part in replacement of, or substitution for, any such part, (ii) is not required to be incorporated or installed in or attached or added to the Facility pursuant to the terms of any Operative Document or pursuant to applicable Legal Requirements and (iii) can be removed from the Facility (x) without adversely affecting the ability of the Facility to operate in accordance with the Operative Documents and (y) without materially impairing the value, utility or remaining economic useful life which the Facility would have had at such time had such part not been incorporated or installed in or attached to the Facility (assuming the Facility is in the condition required hereby). Upon the removal by the Lessee of any Removable Improvement as provided in the immediately preceding two sentences, title thereto shall, without further act, vest in the Lessee and such Removable Improvement will no longer be deemed part of the Facility. Any Removable Improvement not removed by the Lessee prior to the return of the Facility to the Lessor hereunder shall remain the property of the Lessor. Nothing in this
Section 8(b) shall be deemed to prohibit the Lessee in the normal course of operating and maintaining the Facility from substituting or adding equipment, machinery, apparatus, fixtures, structures and installations which are not of the same specifications or quality as the items being replaced or supplemented, but only if such substitution or addition is consistent with Prudent Utility Practice and could not reasonably be expected to result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof. The Lessee may, after notice in writing to the Lessor and at the Lessee's own cost and expense, change the place of principal location of any Equipment other than Facility Assets. Notwithstanding the foregoing, no change of location shall be undertaken (except for purposes of undertaking maintenance or repairs to such Equipment or for temporary relocation of any Equipment to premises in the State of New York owned or leased by the Lessee or an Affiliate of the Lessee; provided that the Lessee delivers to the Lessor and the Related Assignee an agreement of such owner or lessee acknowledging the respective rights and interests of the Lessor and the Related Assignee in such Equipment) unless and until all Legal Requirements shall have been met and the Lessee shall have executed, delivered and filed or recorded all documents, statements, filings and registrations as the Lessor or the Related Assignee shall reasonably request in connection therewith. At least once each year prior to the anniversary of the date of this Lease, and more frequently at the reasonable request of the Lessor, the Lessee shall advise the Lessor and the Related Assignee in writing where all Equipment leased hereunder as of such date is principally located.

        (c) The Lessee shall use all commercially reasonable precautions, consistent with Prudent Utility Practice, to prevent loss or damage to the Facility or any other Property or Equipment and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership or operation of any Equipment or ownership, use, or occupancy of the Facility or any other Property; provided, that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Facility, the Additional Property and all other Property and Equipment shall comply, and the Lessee shall comply and shall use its best efforts to cause all Persons using or operating Equipment or using or occupying the Facility, the Additional Property or any Property to comply, with all Insurance Requirements and Legal Requirements applicable to the Facility, the Additional Property or such other Property or Equipment and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of the Facility, the Additional Property or such other Property or Equipment, and the licensing of operators thereof, except for any Legal Requirements the non-compliance with which, individually or in the aggregate, would not (x) impair the ability of the Lessee to perform its obligations under this Lease or the other Operative Documents to which it is a party, (y) reasonably be expected to materially impair the ability of the Facility or any other Turbine Unit, as the case may be, to perform in commercial operation substantially at its Capacity or (z) reasonably be expected to result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof.

        (d) The Lessor and any Related Assignee or any authorized representative of either may during reasonable business hours, and subject to compliance with applicable safety procedures of the Lessee, from time to time inspect the Facility, the Additional Property or any Property or Equipment and deeds, registration certificates, certificates of title and related documents covering the Facility, the Additional Property or such Property or Equipment wherever the same may be located, but neither the Lessor nor any Related Assignee shall have any duty to make any such inspection.

        (e) The Lessee shall not, without the prior written consent of the Lessor and the Related Assignee permit, or suffer to exist, any Lien, other than Permitted Liens or those Liens placed thereon by, or arising from, the Lessor's own actions, nor may it assign any right or interest herein or in the Facility or any other Property or Equipment. The Lessee shall not relinquish possession of the Facility or any Additional Property or any other Property or Equipment, except to any contractor for use in performing repair work for the Lessee on the Facility or such Property or Equipment; provided, that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Facility or such Property or Equipment. The Lessee may sublease the Facility or any Parcel of Property or Unit of Equipment or lease any Additional Property; provided, that (A) the terms of the instrument of sublease and the identity of the sublessee shall be subject to the prior written approval of the Lessor and any Related Assignee, (B) each such sublease shall expressly be made subject and subordinate to the provisions hereof and shall, at the sole option of the Lessor and any Related Assignee, by its terms be subject to termination upon the termination for any reason of this Lease, (C) no such sublease shall modify or limit any right or power of the Lessor or any Related Assignee hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (D) any such sublease made otherwise than as expressly permitted by this paragraph (e) shall be void and of no force and effect. As additional security to the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into attornment agreements with the Lessor as the Lessor or the Related Assignee shall request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; provided, that unless a Potential Default or an Event of Default shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to the Lessor and the Related Assignee. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility or any Property or Equipment or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding the Facility or any Property or Equipment or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor in and to the Facility or any Property or Equipment.

        (f) Upon the reasonable request of the Lessor or the Related Assignee, the Lessee shall affix or cause to be affixed to each Unit of Equipment, in the place designated by the Lessor or such Related Assignee (or, if no such place shall have been designated, in a prominent place), labels, plates or other markings stating that such Unit of Equipment is owned by the Lessor. The Lessee shall not without the prior permission of the Lessor or such Related Assignee change or remove (or permit to be changed or removed or otherwise permit a decrease in the visibility of) any insignia or lettering which is on any Equipment at the time of delivery thereof or which is thereafter placed thereon indicating the Lessor's ownership thereof.

        (g) If any Lien or charge of any kind or any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any state or local tax lien affecting the Facility, the Additional Property or any Property or Equipment), whether or not valid, shall be asserted or entered which could reasonably be expected to interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, promptly take such action as may be necessary to prevent or terminate such interference.

        (h) (A) The Lessee shall not take any action which (x) would cause the Facility or any Turbine Unit to cease to be an "eligible facility" within the meaning of Section 32(a)(2) of the 1935 Act or (y) would cause the Lessor to cease to be an EWG under the 1935 Act, and (B) the Lessee shall at its own expense take all actions as may from time to time be necessary so that neither the Lessor, any Related Assignee nor any of their respective Affiliates will (other than in connection with a Possessory Remedy), solely as a result of (i) entering into this Lease or any other document contemplated hereby, (ii) the acquisition, ownership, leasing or financing of the Facility or any Turbine Unit (or any part thereof) or (iii) the operation by the Lessee or any Affiliate of the Lessee of the Facility or any Turbine Unit in accordance with and as contemplated by the Material Contracts and this Lease be deemed to be, and be subject to financial, rate, utility or other similar regulation as, a public utility, an electric utility or a public utility holding company under any Legal Requirement, and the Lessee shall promptly and duly prepare and, if necessary, execute and file, and prepare for execution and filing by the Lessor or any Affiliate of the Lessor, such notices, applications and other documents as shall be necessary so that the Lessor, each Related Assignee and each of their respective Affiliates, as the case may be, shall be free of all such regulation. The Lessor shall reasonably cooperate with the Lessee in connection with the preparation, execution and filing of such notices, applications and other documents as necessary for the Lessee to perform its obligations under this
Section 8(h).

        (i) Upon the first to occur of (w) the Guarantor being rated less than Baa3 by Moody's Investors Service, Inc. (or any successor agency) or less than BBB- by Standard & Poor's Ratings Services (or any successor agency), (x) the Lessee failing to pay any amount payable by the Lessee under this Lease and such failure continuing for more than ten (10) days after notice thereof shall be given to the Lessee by the Lessor or the Related Assignee, (y) the Guarantor's Consolidated Net Worth falling below $1.6 billion or (z) the mortgage recording tax due in connection with the recording of any Recordable Document (as hereinafter defined) being eliminated or reduced to a rate that would result in a mortgage recording tax equal to or less than $2 million or becoming unenforceable in the City of New York, Queens County, New York State (each, a "Recording Event"), (A) the Lessee shall within three (3) Business Days pay to the Lessor the full amount of any filing fees, mortgage recording tax, transfer and other taxes due in connection with the recording of the Recordable Documents and cause to be provided, at its sole expense, a title insurance policy from a title insurance company satisfactory to the Lessor and each Related Assignee, subject to no title exceptions or other matters other than those approved by the Lessor and each Related Assignee, and insuring the Lessor's and each Related Assignee's interest in the Facility and any other Parcel of Property, (B) the Lessor and the Lessee shall execute or cause to be executed the Recordable Documents in recordable form, (C) within three (3) Business Days after receipt from the Lessee of the filing fees, mortgage recording tax, transfer and other taxes (or evidence satisfactory to the recording office that such taxes have been paid) due in connection with the recording of the Recordable Documents, the Lessor or the Related Assignee shall record or cause to be recorded, at the Lessee's sole cost and expense, such instruments or documents , including without limitation this Lease (or memorandum thereof), the Site Lease (or memorandum thereof), the SNDA, the Landlord's Consent (each as defined in the Note Purchase Agreement), any deed in respect of the Facility or any part thereof, the Leasehold Mortgage and any security agreement, indenture, mortgage, deed of trust, assignment of rents and any other instrument directly or indirectly relating to the Lessor's financing of the Facility, including without limitation Uniform Commercial Code financing statements related thereto (collectively, the "Recordable Documents"), and (D) the Lessee shall deliver or cause to be delivered to each Related Assignee such opinions of counsel relating to the enforceability of the Recordable Documents and this Lease, each in form and substance satisfactory to each Related Assignee, as any Related Assignee shall request. The Related Assignee shall be entitled to record or cause to be recorded, at its cost and expense, any of the Recordable Documents at any time prior to a Recording Event; provided, that the Lessee shall not be liable to indemnify or reimburse the Related Assignee under Section 11 or otherwise for such mortgage recording tax until the occurrence of a Recording Event described in clause (w), (x), (y) or (z) (in the case of a reduction and in such reduced amount) of this Section 8(i). Nothing contained in this Section 8(i) shall be deemed to limit the Lessee's indemnification obligations under Section 11 of this Lease.

     SECTION 9. MAINTENANCE, IMPROVEMENT AND REPAIR OF THE FACILITY, PROPERTY OR EQUIPMENT.

        (a) Upon the request of the Lessee, the Lessor will, so long as no Event of Default or Event of Lease Termination shall have occurred and be continuing, assign or otherwise make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any equipment constituting a part of the Facility or any other Property or Equipment.

        (b) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use or occupancy of the Facility or any other Parcel of Property or the ownership, use and operation of any other Unit of Equipment. The Lessee shall operate and maintain the Facility and all other Property and Equipment in accordance with Prudent Utility Practice. Except as otherwise provided in Section 15 hereof, the Lessee shall at all times, at its own expense, and subject to ordinary wear and tear, keep the Facility and all other Property or Equipment in good operating order, repair and condition in accordance with Prudent Utility Practice. Except as otherwise provided in
Section 15 hereof, the foregoing undertaking to maintain the Facility and all other Property or Equipment in good repair shall apply regardless of the cause necessitating repair and regardless of whether the Lessee has possession of the Facility or such other Property or Equipment, and as between the Lessor and the Lessee all risks of damage to the Facility and all other Property or Equipment are assumed by the Lessee. With respect to the Facility or any other Parcel of Property or Unit of Equipment, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs required by Prudent Utility Practice, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. In addition, the Lessee shall, at its own expense, operate, service, maintain and repair the Facility and any other Parcel of Property or Unit of Equipment and replace all necessary or useful parts or components thereof, in each case in accordance with Prudent Utility Practice, and such operating standards as shall be required to take advantage of and enforce all available warranties to the extent such warranties are material to the value or operation of the Facility and any other Parcel of Property or Unit of Equipment.

        (c) The Lessee shall pay: (i) all taxes (including mortgage recording tax, transfer and other taxes pursuant to Section 8(i) hereof), assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against
(A) the Facility (including without limitation the tax lot or lots on which the Facility Site is located, even if such tax lot or lots cover more property than the Facility Site, and even if such tax lot or lots cover real property not owned or leased by the Lessee), or any other Parcel or Unit, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, the Recordable Documents, or which arises in respect of the ownership, operation, occupancy, financing, possession or use of the Facility or Parcel; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions) (e.g., ordinary operating expenses, depreciation and interest) relating to the Facility or any other Parcel or Unit imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Facility or any other Parcel or Unit; and (iv) all charges of utilities and communications services serving the Facility or any other Parcel or Unit. The Lessee shall not be required to pay any franchise, estate, inheritance, income or similar tax of the Lessor (other than any tax referred to in clause (ii) above unless such tax is imposed in lieu of an income or franchise tax) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph (c); provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Facility or any other Parcel or Unit or any present or any future improvement or improvements on the Facility or any other Parcel or Unit, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, and the Lessee shall pay and discharge the same as herein provided. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such assessments may legally be paid in installments, the Lessee may pay such assessment in installments. The Lessee will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, governmental charge or levy is the subject of a Permitted Contest.

        (d) Any improvements or additions to any Equipment shall become and remain the property of the Lessor, except that any addition to Equipment made by the Lessee shall remain the property of the Lessee if it can be removed from such Equipment without impairing the functioning of such Equipment or its resale value, excluding such addition. Subject to the provisions of Section 8(b) hereof, any improvements or additions which do not remain property of the Lessee shall be evidenced by a revised Unit Leasing Record.

        (e) So long as no Event of Default or Event of Lease Termination shall have occurred and be continuing, the Lessee may, at its expense, make additions to and alterations to the Facility (including the Facility Assets), the
Additional Property or any other Parcel of Property; provided, that upon completion of such additions or alterations (or within a reasonable period of time thereafter, consistent with Prudent Utility Practice) (i) neither the fair market value of the Facility or such Parcel of Property shall be materially lessened thereby nor the condition of the Facility or such Parcel of Property materially impaired below the value, utility or condition thereof immediately prior to such action (assuming the Facility or such Parcel was then of a condition and repair required to be maintained pursuant to paragraph (b) of
Section 9 hereof), (ii) such additions or alterations shall not result in a change of use of the Facility, the Additional Property or such Parcel, (iii) such work shall be completed in accordance with Prudent Utility Practice and in compliance with all applicable Legal Requirements in all material respects and all Insurance Requirements, (iv) such work could not reasonably be expected to result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof, (v) in the case of the Facility, the Facility will be capable of producing electricity substantially at or above the level of its capability prior to the undertaking of such additions and alterations and the Lessee will be able to fully perform its obligations under this Lease and the other Operative Documents to which it is a party and (vi) no exterior walls of any building or other improvement constituting a part of the Facility or Parcel shall be demolished unless (A) the Lessee has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the Facility or such Parcel and for the restoration of the Facility or such Parcel to a structurally sound architectural whole and (B) if such addition or alteration costs more than $10,000,000 with respect to the Facility or any such Parcel, the obligations of the Lessee to preserve, maintain and restore are bonded, for the benefit of the Lessor and the Related Assignee and in an amount not less than one hundred percent (100%) of the amount reasonably estimated by an independent qualified architect licensed in New York, or a contractor of recognized standing and reputation, to be necessary to accomplish such preservation, maintenance and restoration, by a nationally recognized insurance company rated in one of the two highest categories by the then current Best Insurance Reports (or if such is no longer published, a similar insurance industry standard publication) or otherwise reasonably assured to the Lessor's satisfaction. Any and all such additions and alterations shall be and remain part of the Facility or such Parcel and shall be subject to this Lease.

        (f) Except as otherwise provided in Section 15 hereof, the Facility and any other Property or Equipment shall be maintained, repaired, refurbished or replaced by the Lessee when necessary in order to ensure that the Facility and such Property or Equipment or replacements for any Property or Equipment leased hereunder are of the kind, quality and in the quantities included in the Unit Leasing Record (provided that the Lessee may replace any Property or Equipment leased hereunder with equipment, machinery, apparatus, fixtures, structures and installations of different kind, quality and in different quantities if such replacement equipment, machinery, apparatus, fixtures, structures and installations is consistent with Prudent Utility Practice and would not, in the Lessee's good faith judgment, diminish in any material respect the value of the Facility or such Property or Equipment) will be in such condition and sufficient to allow the Facility and any other Property or Equipment to be operated in accordance with Prudent Utility Practice and any other standards required by this Lease. The Lessee shall comply in all material respects with all applicable Federal, state and local laws and regulations relating to the records of the Facility, the Additional Property or such Property or Equipment, as the case may be. The Lessee shall obtain or cause to be obtained in a timely manner and maintain or cause to be maintained in full force and effect all Governmental Actions (other than those which, if not obtained or effected, would not, individually or in the aggregate, (x) impair the ability of the Lessee to perform its obligations under this Lease or the other Operative Documents to which it is a party, (y) reasonably be expected to materially impair the ability of the Facility or any other Turbine Unit, as the case may be, to perform in commercial operation and to operate substantially at its Capacity or (z) result in an Event of Lease Termination or an event described in clause (A), (B) or (C) of Section 15(c) hereof) required for the ownership, leasing, operation and maintenance of the Facility and any other Property or Equipment (including, without limitation, any Turbine Unit or any part thereof) in accordance with and as contemplated by the Facility Support Agreement and this Lease and as otherwise necessary to perform its obligations under the Facility Support Agreement and this Lease and will promptly upon the request of the Lessor or the Related Assignee provide a copy of each such Governmental Action to the Lessor and the Related Assignee. The Lessee shall obtain and maintain, or cause to be obtained and maintained, all patents, licenses and proprietary rights and technology that are necessary in connection with the acquisition, operation and maintenance of the Facility, the Additional Property and any other Property or Equipment (including, without limitation, any Turbine Unit or any part thereof).

        SECTION 10.       INSURANCE.

        (a) The Lessee shall procure at its own cost and expense and maintain, or cause to be procured and maintained, in full force and effect at all times throughout the term of this Lease with respect to the Facility, the Additional Property and all other Property and Equipment, insurance policies with responsible insurance companies authorized to do business in the State of New York with a Best Insurance Reports rating of "A" or better and a financial size category of "VIII" or higher, or if not rated by Best, a Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. claims paying ability rating of BBB+ or higher (or such other company acceptable to the Lessor and the Related Assignee), with limits and coverage provisions sufficient to satisfy the requirements (if any) set forth in the Material Contracts, but in no event less than the limits and coverage provisions set forth below:

               (i) Workers' Compensation Insurance. Workers' compensation insurance in accordance with and as required under the laws of the State of New York. A maximum deductible or self-insured retention of $1,000,000 per occurrence shall be allowed.

               (ii)  Employer's   Liability   Insurance.   Employer's  liability
insurance, if the Lessee has any employees, providing compensation for occupational diseases and for injuries sustained by or death resulting to employees of the Lessee or its subcontractors as required by law, including the laws of each state wherein any work is performed under the Lease and where employment contracts of such employees were made, including employer's liability insurance coverage with a $10,000,000 minimum limit per accident. A maximum deductible or self-insured retention of $1,000,000 per occurrence shall be allowed.

               (iii) General Liability Insurance. Liability insurance on an occurrence (or claims-made form) basis against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, and the hostile fire exception to the pollution liability exclusion with a $5,000,000 minimum limit per occurrence for combined bodily injury and property damage. A maximum deductible or self-insured retention of $5,000,000 per occurrence shall be allowed.

               (iv) Automobile Liability Insurance. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $5,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $5,000,000 per occurrence shall be allowed.

               (v) Excess Insurance. Excess liability insurance on an occurrence (or claims-made form) basis covering claims in excess of the underlying insurance described in the foregoing clauses (ii), (iii) and (iv), with a $100,000,000 minimum limit per occurrence; provided, however, in the event the available limit of liability is less than $50,000,000 due to claims against such excess liability insurance, the Lessee shall purchase additional coverage so that the available limit of liability under such excess liability insurance is not less than $100,000,000.

               The amounts of insurance  required in the foregoing clauses (ii),
(iii), (iv) and this clause (v) may be satisfied by the Lessee purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

               (vi) Physical Damage Insurance to the Facility, the Additional Property and any other Property. Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, electrical turbines, generators, transformers and other related equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption) fire, lightning and flood and providing coverage for (1) the Facility, the Additional Property and each Parcel of Property in an amount equal to the greater of (A) one hundred percent (100%) of the "full insurable replacement value" of the Facility or such Parcel or (B) the Acquisition Cost of the Facility or such Parcel, (2) transit including ocean marine transit, if applicable, with sub-limits of $5,000,000, (3) foundations and other property below the surface of the ground and (4) attorneys' fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $1,000,000. For purposes of this clause (vi) and clause (vii), "full insurable replacement value" shall mean the full replacement value of the Facility or any Parcel of Property including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such insurance may have deductibles of not greater than $5,000,000 per occurrence. Such insurance shall (x) not include any coinsurance provision, (y) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than 10% of the "full insurable replacement value" of the Facility, the Additional Property or such other Parcel, and (z) include debris removal with sub-limits not less than $1,000,000 or 25% of the loss, whichever is greater. The earth movement and flood coverage may be of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Lessee or its Affiliates, and owning or operating similar equipment and which cover risks of the kind customarily insured against by such corporations, and in substantially the amount applicable to similar equipment owned, leased or held by the Lessee or its Affiliates. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, or resultant damage caused by faulty workmanship, design or materials.

               If the insurance company providing the physical damage insurance is different from the insurance company providing the boiler and machinery insurance required in this Section 10, then a joint loss agreement between such companies will be required and included as part of the respective policies.

               (vii) Physical Damage Insurance to Equipment. Physical damage insurance with respect to all Equipment (other than any Equipment which is part of the Facility), which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Lessee or its Affiliates, and owning or operating similar equipment and which cover risks of the kind customarily insured against by such corporations, and in substantially the amount applicable to similar equipment owned, leased or held by the Lessee or its Affiliates; provided, that such insurance shall at all times be in a minimum aggregate amount not less than the Acquisition Cost of such Equipment.

        (b) Endorsements. All policies of insurance required by this Section 10 shall provide for waivers of subrogation by the insurers in favor of the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and the Related Assignee and their respective officers, directors, members, trustees and employees.

               All policies of liability insurance required to be maintained by the Lessee under clauses (a)(iii), (iv) and (v) of this Section 10 shall be endorsed as follows:

               (1) To provide a severability of interest or cross liability clause;

               (2) Such that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor or the Related Assignee; and

               (3) To name the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and the Related Assignee and their respective officers, directors, members, trustees and employees as additional insureds.

        All policies of insurance required to be maintained by the Lessee under clauses (a)(vi) and (vii) of this Section 10 shall name the Related Assignee as a loss payee and (subject to the provisions of clause (d)(ii) of this Section
10) shall name the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and their respective officers and employees as additional loss payees, as their respective interests in the Facility or any other Property or Equipment may appear.

        (c) Waiver of Subrogation. The Lessee hereby waives any and all claims for recovery from the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and the Related Assignee and their respective officers, directors, members, trustees and employees for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Lessee shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof, or to otherwise contain one or more provisions that prevent the invalidation of the insurance coverage provided thereunder by reason of such waiver.

        (d)    Additional Requirements.

               (i) The Lessee shall promptly notify the Lessor and each Related Assignee of any loss in excess of $5,000,000 covered by any insurance maintained pursuant to clauses (a)(vi) and (vii) of this Section 10.

               (ii) All policies of insurance required to be maintained pursuant to clauses (a)(vi) and (vii) of this Section 10 shall provide that the proceeds of such policies shall be payable solely to the Related Assignee pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution. The Lessor and the Related Assignee shall have the right to join the Lessee in adjusting any loss in excess of $5,000,000. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor and the Related Assignee regardless of any breach or violation by the Lessee or Lessor of any warranties, declarations or conditions contained in such policies, any action or inaction of the Lessee or the Lessor or others, or any foreclosure relating to the Facility, the Additional Property or any other Parcel of Property or Unit of Equipment or any change in ownership of all or any portion of the Facility or such other Parcel or Unit.

               (iii) A loss under any insurance required to be carried under clauses (a)(vi) or (vii) of this Section 10 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings by the Lessee, subject to the approval of the Lessor and the Related Assignee if such loss is in excess of $5,000,000. In addition the Lessee may in its reasonable judgment consent to the settlement of any loss; provided that, in the event that the amount of the loss exceeds $5,000,000, the terms of such settlement shall be consented to by the Lessor and the Related Assignee.

               (iv) All policies of insurance required to be maintained pursuant to paragraph (a) of this Section 10 shall be endorsed so that if at any time they should be canceled, or coverage shall be reduced in a manner which adversely affects the interests of the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor or the Related Assignee, such cancellation or reductions shall not be effective as to the Lessor, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, officers and directors, the limited partners of the Lessor and the Related Assignee until sixty (60) days (except for non-payment of any premium, which shall be for ten (10) days), after receipt by the Lessor and the Related Assignee of written notice from such insurer of such cancellation or reduction.

               (v) The Lessee may, at its own cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request, provided that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorneys' fees) which the Lessor may incur in connection with such prosecution or contest.

        (e) Evidence of Insurance. On the date of this Lease with respect to the Facility and the Additional Property, on the Effective Date with respect to any other Property or Equipment and on an annual basis at least ten (10) days prior to each policy anniversary, the Lessee shall furnish the Lessor and each Related Assignee with (i) approved certification of all insurance required under this
Section 10 and (ii) a schedule of the insurance policies held by or for the benefit of the Lessee and required to be in force by the provisions of paragraph
(a) of this Section 10. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by paragraph (a) of this Section 10. Upon request, the Lessee will promptly furnish the Lessor and each Related Assignee with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Lessee. The schedule of insurance shall include, to the extent such information is not included on the insurance certificates, the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

        (f) Reports. Upon the request of the Lessor or any Related Assignee, concurrently with the furnishing of the certification referred to in paragraph
(e) above, the Lessee shall furnish the Lessor and such Related Assignee with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of paragraphs (a), (b), (d) and (m) of this
Section 10 and attaching an updated copy of the schedule of insurance required by paragraph (e) above. In addition, the Lessee will advise the Lessor and Related Assignee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Lessee pursuant to paragraph (a) of this Section 10.

        (g) Failure to Maintain Insurance. In the event the Lessee fails to maintain the full insurance coverage required by paragraph (a) of this Section 10, the Lessor or the Related Assignee, upon thirty (30) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Lessee of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same.

        (h) No Duty of the Lessor or the Related Assignee to Verify or Review. No provision of this Section 10, or any provision of this Lease, shall impose on the Lessor or the Related Assignee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Lessor or the Related Assignee be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter. Any failure on the part of the Lessor or the Related Assignee to pursue or obtain the evidence of insurance required by this Lease from the Lessee and/or failure of the Lessor or the Related Assignee to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Lease.

        (i) Application of Insurance Proceeds for Loss or Taking. As between the Lessor and the Lessee it is agreed that any insurance payments received as the result of the occurrence of (i) any event of loss described in paragraph (c) of
Section 15 hereof with respect to the Facility or any other Parcel of Property or Unit of Equipment, or (ii) any event of Taking described in paragraph (a) of
Section 16 hereof, shall be paid to an account of the Lessor established in connection with the Facility or such Parcel or Unit, as the case may be, and disposed of as set forth in paragraph (c) of Section 15 hereof.

        (j) Application of Insurance Proceeds for Other than Loss or Taking. As between the Lessor and the Lessee, so long as no Event of Default, Potential Default under paragraphs (a), (d) or (h) of Section 18 hereof, Event of Loss or Event of Lease Termination shall have occurred and be continuing, the insurance proceeds of any property damage or loss to the Facility or any other Parcel of Property or Unit of Equipment or any event of Taking described in paragraph (b) of Section 16 hereof will be held in an account of the Lessor established in connection with the Facility or such other Parcel or Unit, as the case may be, and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof. The Lessee shall be entitled, subject to its compliance with the immediately succeeding sentence, (i) to receive the amounts so deposited against certificates, invoices or bills satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (k) of this Section 10. To the extent that the Lessor estimates that the cost of such work or repair shall exceed the amount of such proceeds, the Lessee shall make adequate provisions for the payment thereof, which provisions shall be acceptable to the Lessor and the Related Assignee. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to the Lessee.

        (k) Investment. The Lessor, at the Lessee's instruction, shall invest the amounts deposited with the Lessor pursuant to paragraph (j) of this Section 10 in any investments permitted under a Financing Arrangement. Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. Any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of each and every such investment and the Lessee shall bear the risk of such loss, if any.

        (l)  Application in Default.  Any amount  referred to in paragraphs (i),
(j) or (k) of this Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment an Event of Default, Potential Default under paragraphs (a), (d) or (h) of Section 18 hereof, Event of Loss or Event of Lease Termination shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Event of Default, Potential Default under the paragraphs (a), (d) or (h) of Section 18 hereof, Event of Loss or Event of Lease Termination, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

        (m) "Claims Made" Policies for Certain Types of Insurance. If any liability insurance required under the provisions of this Section 10 is allowed to be written on a "claims made" basis, then such insurance shall include the following:

               (i) the retroactive date (as such term is specified in each of such policies) shall be no later than the date of this Lease; and

               (ii) each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Lessee shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or "tail" reasonably available in the commercial insurance market for each such policy or policies, as determined in the reasonable judgment of the Lessor and the Related Assignee, but in no event less than two years after the expiration of such policy or policies.

        (n) Use or Operation of the Facility, and other Property and Equipment. The LESSEE covenants that it will not use or operate the Facility or any other Equipment or use or occupy the Facility or any other Property or permit the use or occupancy of the Facility or any other Property or the use or operation of the Facility or any other Equipment at a time when the insurance required by this Section 10 is not in force.

        SECTION 11.       INDEMNITIES.

        (a) The Lessee shall indemnify, protect, defend and hold harmless the Lessor, each general and limited partner of the Lessor, Merrill Lynch, Merrill Leasing, each Related Assignee, and their respective successors or assigns, and each Affiliate of each of them, and their respective officers, directors, trustees, incorporators, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor), employees, agents and servants (each of the foregoing an "Indemnified Person") from and against all liabilities (including, without limitation, Environmental Damages and strict liability in tort), taxes, losses, obligations, claims (including, without limitation, Environmental Damages and strict liability in tort), damages (including, without limitation, direct, indirect, consequential, special and punitive damages payable to third parties), penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys', experts', consultants' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

               (i) the ordering, delivery, acquisition, purchase agreement for the acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, custody by the Lessee of title and registration documents, ownership, use, non-use, misuse, lease under the Site Lease or any Ground Lease, any Operative Document, financing including any indentures related thereto (including, without limitation, all obligations of the Lessor under or in respect of the Derivative Option and any interest rate swap, cap, collar, option or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar, option or other financial hedging arrangement relates), lease, sublease, security interest in, operation, transportation, repair or control of the Facility, the Additional Property or any other Property or Equipment leased or to be leased hereunder, (i) except to the extent that such costs are included in the Acquisition Cost of the Facility, the Additional Property or such other Property or Equipment or have been paid by the Lessee as Basic Rent or Additional Rent, (ii) except for any general administrative expenses of the Lessor, (iii) except the income taxes with respect to which indemnification is excluded under paragraph (b) of this Section 11 and (iv) except that this indemnity shall not duplicate any payment required to be made by the Lessee pursuant to paragraph (b)(iii)(A) or (c)(iii)(A) of Section 12 of this Lease;

               (ii)  the  assertion  of any  claim  or  demand  based  upon  any infringement or alleged infringement of any patent or other right, by or in respect of the Facility, the Additional Property or any other Property or Equipment; provided, however, that, upon request of the Lessee, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any equipment constituting a part of the Facility or any other Property or Equipment;

               (iii) any violation, or alleged violation, by the Lessee of this Lease or of any other Operative Documents to which the Lessee is a party or of any contracts or agreements to which the Lessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements applicable to the Facility, the Additional Property or any other Property or Equipment;

               (iv) Environmental Damages relating to or in any way arising out of the Facility, the Additional Property or any other Parcel of Property or Unit of Equipment, including, without limitation:

                             A. any violation or alleged violation of, or compliance or noncompliance with, any Environmental Requirements
               (i) in connection with the ownership or operation of the Facility, the Additional Property or any other Property or Equipment or (ii) any prior owner or operator of the Facility Site, the Additional Property or any other Property in connection with the ownership or operation of the Facility Site, the Additional Property or any other Property;

                             B. any Release or threatened Release at, to or from
               any location of any Contaminants, or Remedial Action or corrective action (as the latter term is used in Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law) to address any Contaminants, (i) generated, treated, recycled, stored, processed, used or disposed by or on behalf of the Lessee at or in connection with the Facility, the Additional Property or any other Property or Equipment, (ii) generated, treated, recycled, stored, processed, used or disposed by or on behalf of any prior owner or operator of the Facility Site, the Additional Property or any other Property in connection with the ownership or operation of the Facility Site, the Additional Property or any other Property, (iii) transported by or on behalf of the Lessee or any other Person to or from the Facility, the Additional Property or any other Property for treatment, recycling, processing, use or disposal at any location, or (iv) removed by any Person from any portion of the Facility, the Additional Property or any other Property;

                    C. the presence of any  Contaminant  at, in, on or under the
               Facility, the Additional Property or any other Property or Equipment;

                             D. the failure to report, disclose or remediate any
               of the foregoing or to comply with any applicable consent order or voluntary agreement with any Governmental Authority relating to any of the foregoing; and

                   E. allegations of any of the foregoing; and

               (v)    [intentionally omitted]

               (vi) the failure for any reason, whether voluntary or involuntary, by act or omission, and irrespective of whether or when a Recording Event occurs, to have executed and recorded any Recordable Document in the appropriate locations necessary to perfect the security interests created under, or to transfer the real property interests conveyed by, the Recordable Documents, as the case may be, at any time from the date of this Lease until the repayment in full by the Lessor of all obligations outstanding under any Financing Arrangement.

        (b) The Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person for matters arising from and against all U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including, but not limited to, license, qualification, franchise, rental, withholding, sales, use, net income, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to the Facility or any other Property or Equipment or the acquisition, purchase, sale, rental, use, operation, control or ownership of the Facility or any other Property or Equipment (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of the Facility or any other Property or Equipment by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; provided that this indemnity shall not apply to (x) Federal, state or local net income or franchise taxes imposed directly upon any of the limited or general partners of LIC Funding, Limited Partnership, except that such indemnity shall apply to (1) such net income taxes imposed by a state or local government or other taxing authority thereof (A) as a result of the location or use of the Facility or any other Property or Equipment within the jurisdiction of such government or taxing authority or (B) to the extent imposed in whole or in part by reason of a relationship or asserted relationship between such government or other taxing authority and the Facility or any other Property or Equipment or the transactions contemplated herein or (2) such net income taxes to the extent imposed as a result of the inability to claim, or disallowance or other loss of deductions customarily allowed in computing net income (e.g., interest expense, financing, administrative, ordinary operating expenses and other fees and expenses) or (y) the New York Unincorporated Business Tax.

        (c) The Lessee shall forthwith upon demand, reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified
Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

        (d) The indemnities contained in this Section 11 shall not be affected by, and shall survive, any termination or expiration of this Lease.

        (e) Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person against any claims and liabilities to the extent arising from the gross negligence or willful misconduct of such Indemnified Person.

        (f) In the event the Lessor or any Indemnified Person shall be a party defendant to any investigation or litigation arising out of any provision contained in this Lease for which the Lessee has given indemnification, the Lessor or such other Indemnified Person shall give prompt notice thereof to the Lessee by telephone and in writing and shall consult and cooperate, at the Lessee's expense with the Lessee, and if the Lessor or such other Indemnified Person shall not have appeared or pleaded to any such action then the Lessor or such other Indemnified Person, as the case may be, does hereby empower any attorney of any court of record appointed by the Lessee (who shall give prompt written notice to the Lessor or such other Indemnified Person of such appointment), with the prior written consent of the Lessor or such other Indemnified Person, which consent shall not be unreasonably withheld, to appear for the Lessor or such other Indemnified Person and in good faith and with due diligence defend such action, to enter counterclaims, to institute actions against third parties and to do all things necessary or desirable in the judgment of such attorney after consultation with the Lessor or such other Indemnified Person and the Lessee to preserve the rights of the Lessor or such other Indemnified Person and the Lessee, all at the Lessee's own cost and expense. In the event that an Indemnified Person shall have reasonably concluded that there are defenses available to the Indemnified Person which conflict with those available to the Lessee, the Lessee shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action, and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by the Lessee; provided, that in no event shall the Lessee be liable for the fees and expenses of more than one counsel representing all Related Assignees with respect to the Facility or any other Property or Equipment, as applicable, in respect of any action. Notwithstanding the assumption of its defense by the Lessee pursuant to this paragraph (f), any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but, except as set forth in the immediately preceding sentence, the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, the Lessee will not be liable for any settlement of any claim, action, proceeding or suit unless the Lessee has consented thereto in writing (such consent not to be unreasonably withheld). Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by the Lessee (whether or not at the Lessee's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this Lease. No failure or delay of the Lessor or such other Indemnified Person to give the notice required by this Section 11 shall excuse the obligation of the Lessee to indemnify the Lessor or such other Indemnified Person with respect to such litigation except to the extent that any increase in liability is a direct result of such failure or delay.

*SECTION 12(b)(i), (ii) AND (iii) AND SECTION 12(c)(i), (ii) AND (iii), HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THESE SECTIONS APPEAR ON PAGES 60 AND 61 OF THE COMPLETE DOCUMENT.


        SECTION 12.       LESSEE'S RIGHT TO TERMINATE.

        (a) So long as the Lessee can satisfy the Termination Covenants and the provisions of this Section 12, and subject to the last sentence of paragraph (a) of Section 13 hereof, the Lessee shall have the right, upon eighteen (18) months' notice (the "Termination Notice") to the Lessor and the Related Assignee, to terminate the lease of the Facility in its entirety or any other Parcel of Property or Unit of Equipment on the Basic Rent Payment Date at the end of the Initial Term or the Extended Term, by arranging, at its own cost and expense, for the sale of the Facility or any other Property or Equipment in an arm's length transaction on the date of termination and, subject to the provisions of paragraph (b) of this Section 12, the receipt by the Lessor of cash in an amount equal to the sale price thereof (the "Cash Proceeds"). In the event the Lessee delivers the eighteen month notice described in the immediately preceding sentence, the Lessee shall be required, on the date it delivers such notice, to pay to the Lessor all amounts owing by the Lessor under the Derivative Option to enable the Lessor to exercise the option described therein. In the event the Lessee is unable to satisfy the Termination Covenants, the Lessee shall not terminate this Lease pursuant to this paragraph (a) as to the Facility in its entirety or any other Property or Equipment unless the Lessee has obtained the prior written consent of the Lessor to such termination of this Lease and the sale of the Facility or such other Property or Equipment and the Related Assignee has been given notice of such termination and consent. In addition, if an Event of Default or Event of Lease Termination has occurred and is continuing, and, prior to the termination of this Lease, in whole or in part, pursuant to this paragraph (a), the Lessor arranges for the sale of the Facility or such other Property or Equipment to a third party purchaser, the Termination Notice shall be invalidated and the Lessee shall no longer have the right to cause the termination of the lease of the Facility or such Property or Equipment and sale of the Facility or such Property or Equipment to its designee in accordance with the terms of this paragraph (a). At the time the Facility or other Property or Equipment is sold pursuant to this paragraph (a), the Lessor shall deliver the documents described in paragraph (g) of Section 30 hereof, and the Lessor's rights and obligations in respect of the Site Lease and the Easements, or the Ground Lease, as applicable to the leased assets being sold, as the case may be, shall be assumed by the purchaser, with the Lessor released from liability in respect thereof. In addition, as a condition to the sale of the Facility or any Turbine Unit, (i) the Lessee shall assign to the purchaser, at no cost and to the extent permitted by applicable law, all right, title and interest of the Lessee in, to and under all Governmental Actions and Intellectual Property Rights needed for the equipping, maintenance, operation or use of the Facility or such Turbine Unit (or any part thereof) and obtained and held by the Lessee at that time, (ii) the Lessee shall assign to the purchaser, at no cost, and the purchaser shall assume, all right, title and interest of the Lessee in, to and under the Material Contracts related to such Facility or Turbine Unit, and in the event any additional consent of any party to any such Material Contract is required as a precondition thereunder to an assignment to any such non-foreclosure purchaser designated by the Lessee, to use its best efforts to obtain any such required consent to such proposed non-foreclosure assignment and assumption of the Material Contracts, (iii) the Lessee shall assign to the purchaser, at no cost, all right, title and interest of the Lessee in, to and under all service agreements in existence at that time in connection with the equipping, maintenance, service, fueling, operation or use of the Facility or such Turbine Unit and, in the event any additional consent of any party other than an Affiliate of the Lessee is required for such assignment, the Lessee shall use its best efforts to obtain such required consent, (iv) as a condition to the sale of the Facility in its entirety, the purchaser shall be entitled to succeed to the Lessor's rights and obligations under the Facility Support Agreement and (v) as a condition to the sale of any Turbine Unit, the purchaser shall be entitled to receive an agreement with the Lessee, substantially similar to the terms of the Facility Support Agreement, relating to such Turbine Unit and the facilities and services related thereto. In the event the Lessee fails to obtain any consents required in clause (ii) or (iii) of the immediately preceding sentence, at the request of such purchaser, the Lessee shall agree to (1) at the expense of such purchaser, continue to perform under and maintain in full force and effect the Material Contracts and service agreements and pay all sums received under the Material Contracts and service agreements to such purchaser, (2) at the expense of such purchaser, and subject to the receipt of indemnification reasonably acceptable to the Lessee, take all actions requested by such purchaser with respect to such Material Contracts and service agreements (including all actions with respect to the enforcement of the Lessee's rights and remedies under such Material Contracts and service agreements), and (3) not amend, modify, supplement, waive a provision of, grant any consent under or terminate any such Material Contract or service agreement without the prior written consent of such purchaser.

        (b)   *

        (c)   *

        (d) All payments and credits referred to in paragraphs (b) and (c) above shall be made on the termination date of the lease of the Facility or such other Property or Equipment, as the case may be, pursuant to this Section 12, and the parties shall account to each other for such payments and credits, and the Lessee shall pay to the Lessor (without duplication) (i) all Basic Rent accrued in respect of the Facility or such other Property or Equipment sold, (ii) if such termination occurs pursuant to paragraph (b) of this Section 12, the Debt Yield-Maintenance Premium payable in respect of the Facility or such other Property or Equipment sold, (iii) any Additional Rent owing in respect of the Facility or such other Property or Equipment sold, (iv) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (v) all losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale, and (vi) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder), each as of the termination date. Upon indefeasible receipt by the Lessor of the Cash Proceeds and all other amounts then due and owing hereunder, including, without limitation, the amount of excess wear and tear determined pursuant to paragraph (b)(iii) or (c)(iii) of this Section 12, as the case may be, the Lessor shall transfer title to the Facility or such other Property or Equipment to the purchaser at the sale designated by the Lessee. The "Cash Proceeds" referred to in paragraphs (b) and
(c) of this Section 12 shall mean the cash proceeds of sale without reduction for any amounts paid by the Lessee. In the event of a sale pursuant to this
Section 12, neither the Lessee nor any Affiliate of the Lessee shall purchase the Facility or such other Property or Equipment sold.

        (e) In its notice given pursuant to paragraph (a) of this Section 12, the Lessee shall advise the Lessor if the sale provided for in such notice will result in the applicability of paragraph (b)(iii) or (c)(iii) of this Section
12. If the Lessee advises the Lessor that either such paragraph will be applicable, the Lessor shall have the right to arrange for a sale of the Facility or such other Property or Equipment to be made to a purchaser designated by the Lessor, pursuant to paragraph (b) or (c) of this Section 12, as the case may be, if such purchaser will pay an amount greater than the amount offered by the Lessee's purchaser. Unless the Lessor shall arrange for such sale and shall give the Lessee notice thereof within sixty (60) days of the Lessor's receipt of the Lessee's notice, the Lessee may proceed with the sale to a purchaser designated by it. Within thirty (30) days of the Lessee's receipt of the Lessor's notice provided for in the preceding sentence, the Lessee may arrange for such sale to be made to another purchaser designated by it pursuant to paragraph (b) or (c) of this Section 12, if such purchaser shall pay an amount sufficient to render paragraph (b)(iii) or (c)(iii) of this Section 12 inapplicable.

        SECTION 13.       LESSEE'S RIGHTS OF PURCHASE AND RENEWAL.

        (a) The Lessee shall have the right, upon ninety (90) days' written notice to the Lessor and the Related Assignee, to purchase the Lessor's interest in the Facility (or any Turbine Unit) or any other Parcel of Property or Unit of Equipment on (i) on the last Business Day of the Initial Term or (ii) on any Basic Rent Payment Date during the Extended Term or any Renewal Term for an amount equal to its Acquisition Cost; provided, however, that, if an Event of Default or Event of Lease Termination has occurred and is continuing, the Lessor may arrange for a sale of the entire Facility to a third party purchaser, provided, that the Lessee shall have the right to effect a purchase of the entire Facility pursuant to this paragraph (a) not less than sixty (60) days prior to the Lessor's sale to a third party; provided, further, that the purchase option contained in this paragraph (a) shall only be available to the Lessee if the purchase price will not in the circumstances in which such payment is made constitute a preferential payment or avoidable transfer or otherwise be subject to recapture pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor as a result of an act or omission of the Lessee or as a result of the Lessee's status. In connection with, and as a condition to, any purchase under this paragraph (a) on the date upon which such purchase occurs, the Lessee shall pay to the Lessor (without duplication) (i) the Acquisition Cost of the Facility or such Unit or other Property or Equipment, (ii) all Basic Rent accrued through the date of purchase in respect of the Facility or such Unit or other Property or Equipment sold, (iii) the Debt Yield-Maintenance Premium payable in respect of the Facility or such Unit or other Property or Equipment sold, (iv) any Additional Rent owing in respect of the Facility or such Unit or other Property or Equipment sold, (v) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (vi) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, and (vii) all other amounts owing hereunder (after taking into account the application under any Financing Arrangement of such purchase price and other payments hereunder). At the time the Facility or such Unit or other Property or Equipment is sold pursuant to this paragraph (a), the Lessor shall deliver the documents described in paragraph (g) of Section 30 hereof, and (x) if the entire Facility is sold, the Lessor's rights and obligations in respect of the Site Lease and the Easements shall be assumed by the Lessee, and (y) if any other Property or Equipment is sold, the Lessor's rights and obligations in respect of any applicable Ground Lease shall be assumed by the Lessee, in each case with the Lessor released from liability in respect thereof. If any of Unit l, Unit 2 or Unit 3 and any Equipment exclusively related thereto (a "Segregated Unit") is sold, the Segregated Unit shall cease to be subject to the terms and provisions of this Lease (other than paragraph (b) below) and the terms "Facility" and "Facility Assets" shall thereafter be deemed to exclude the Segregated Unit, but the Site Lease and Easements (including the Lessee's leasehold interests therein established under this Lease) shall continue in full force and effect with respect to the entire Facility Site and all Easements. In addition, upon the Lessee's purchase of any Segregated Unit, the Lessee shall not be permitted to cause a sale of the remaining portion of the Facility to a third party pursuant to Section 12 hereof until such time as the Facility is in compliance with the standards described in clauses (x) and (y) of paragraph (b)(ii) below.

        (b) If the Lessee  purchases any Segregated  Unit pursuant to Section 13
(a) (other than as part of the purchase of the entire Facility), the purchase price for such Segregated Unit (the "Unit Purchase Price") shall equal the total Acquisition Cost for the Facility at the time of such purchase, multiplied by a fraction the numerator of which is the Capacity (expressed in megawatts) of the Segregated Unit and the denominator of which is the Capacity (expressed in megawatts) of the entire Facility at the time of such purchase. Upon the purchase of such Segregated Unit, the applicable Unit Leasing Record shall be revised to reflect a reduction in the Acquisition Cost for the Facility equal to the Unit Purchase Price for such Segregated Unit. The Lessee's right to acquire any Segregated Unit pursuant to Section 13 (a) is subject to receipt by the Lessor and each Related Assignee, at least ten (10) Business Days prior to the requested date of acquisition, of:

               (i) a current appraisal addressed to the Lessor and each Related Assignee from the Appraiser (or another independent appraiser acceptable to the Lessor and each Related Assignee in their sole discretion) with respect to (x) the value of the Facility after giving effect to the purchase of the Segregated Unit and (y) the value of the Facility without giving effect to such purchase, both at the date of such purchase and at the end of the Lease Term; and the appraised values of the Facility (excluding the Segregated Unit) at both such dates shall at least equal the appraised value of the Facility (including the Segregated Unit) multiplied by a fraction (the "Adjustment Factor") the numerator of which is the Capacity (expressed in megawatts) of the Facility (excluding the Segregated Unit) and the denominator of which is the Capacity (expressed in megawatts) of the Facility (including the Segregated Unit);

               (ii) a report of an independent engineering firm with national reputation and experience in the electric generating industry that addresses the impact of excluding the Segregated Unit from the combined operations of the remaining portion of Facility and concludes that, upon completion of such work as may be required to implement the exclusion of the Segregated Unit from the Facility (or within a reasonable period of time thereafter, consistent with Prudent Utility Practice), (x) the operational integrity, safety and reliability of the remaining portion of Facility will not be impaired in any material respect below the condition thereof immediately prior to such exclusion and (y) the remaining portion of the Facility will have the functional ability to perform in commercial operation substantially at a capacity (expressed in megawatts) at least equal to the Capacity of the Facility immediately prior to such exclusion, multiplied by the Adjustment Factor;

               (iii) a certificate from a Responsible Officer of the Lessee certifying that (x) any work that may be required to implement the exclusion of the Segregated Unit from the Facility will be completed (at the Lessee's sole cost and expense), and the remaining portion of the Facility will be capable of operating, in accordance with Prudent Utility Practice and in compliance with all applicable Legal Requirements in all material respects and all Insurance Requirements and (y) after giving effect to the purchase of the Segregated Unit, the Lessee will be able to fully perform its obligations under this Lease and the other Operative Documents; and

               (iv) such other documentation as the Lessor or any Related Assignee may reasonably request.

        (c) Subject to arranging for refinancing of the Lessor's debt obligations upon terms reasonably acceptable to the Lessor, and so long as (i) no Event of Default, Event of Loss or Event of Lease Termination has occurred and is continuing and (ii) all amounts owing under any Financing Arrangement have been paid in full (after taking into account the application under any Financing Arrangement of all payments hereunder), the Lessee shall have the right, upon ninety (90) days' written notice to the Lessor, to renew the lease of the Facility or such other Property or Equipment for an additional term (the "Renewal Term") to be determined by the Lessee, commencing on the first day of the calendar month following the last day of the Extended Term, on the same terms and conditions (including, without limitation, being subject to all rights and remedies of the Lessor and any Related Assignee relating to Events of Default, Events of Loss and Events of Lease Termination) as existed during the Lease Term, at the fair market value rental.

        (d) The fair market value rental of the Facility or any other Parcel of Property or Unit of Equipment for purposes of paragraph (c) of this Section 13 shall be an amount equal to 0.125% per month of the Acquisition Cost of the Facility or such other Parcel or Unit, as the case may be.

        (e) In the event the lease of the Facility or any other Property or Equipment is not renewed at the end of the Extended Term with respect to the Facility or such other Property or Equipment in accordance with the provisions of paragraph (c) of this Section 13, the Lessee shall be required to select one of the following two options: (i) to purchase, on the last day of the Extended Term, the Lessor's interest in the Facility or such other Property or Equipment, as the case may be, for cash at its Acquisition Cost, in accordance with the provisions of paragraph (a) of this Section 13 or (ii) to arrange for the Facility or such other Property or Equipment to be sold in accordance with the provisions of Section 12 hereof and with the consequences therein provided (including, without limitation, indefeasible receipt by the Lessor of the Cash Proceeds and all other amounts due and owing to the Lessor thereunder), except that such sale must occur on the last day of such Extended Term; provided, however, that if the Facility or such other Property or Equipment is not sold pursuant to Section 12 hereof prior to the last day of the Extended Term of the Facility or such other Property or Equipment, as the case may be, the Lessee shall be deemed to have selected the option described in clause (i) of this sentence.

        SECTION 14.       TERMINATION UPON CERTAIN EVENTS.

        This Lease shall terminate and the Lessee shall be required to purchase the Facility and all other Parcels of Property and Units of Equipment from the Lessor upon the happening of the following events during the term of this Lease with respect to the Facility or such other Parcels of Property and Units of Equipment (each an "Event of Lease Termination"): (A) solely as a result of this Lease, a Financing Arrangement, the Material Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by the SEC to be, subject to financial, rate, utility or other similar regulation as a public utility, an electric utility or a public utility holding company under the 1935 Act, or the Lessor, Merrill Lynch, Merrill Leasing, any Related Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, members, trustees, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to such regulation under the 1935 Act; (B) solely as a result of this Lease, a Financing Arrangement, the Material Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), and is declared by the Secretary of Energy (or any successor thereto) or the FERC to be, subject to financial, rate, utility or other similar regulation under the FPA as a public utility, an electric utility or a public utility holding company or the Lessor, Merrill Lynch, Merrill Leasing, any Related Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, members, trustees, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to such regulation by the FERC; (C) solely as a result of this Lease, a Financing Arrangement, the Material Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), and is declared by any relevant governmental body or similar entity under the laws of any state or locality having jurisdiction over the Lessor, the Lessee or any such transactions or activities, to be, subject to financial, rate, utility or other similar regulation as a public utility, an electric utility or a public utility holding company or the Lessor, Merrill Lynch, Merrill Leasing, any Related Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, members, trustees, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to such regulation under any such laws; (D) after the date hereof, any law or regulation or interpretation of any law or regulation shall be adopted or enforced by any governmental or regulatory authority (including, without limitation, the Secretary of Energy, the SEC, the FERC, the public service commission of any state or any similar commission of any locality having jurisdiction over the Lessor, the Lessee or any such transactions), and as a result of such adoption or enforcement, approval of this Lease, a Financing Arrangement and the transactions contemplated hereby or thereby shall be required and shall not have been obtained within any grace period after such adoption or enforcement or, as a result of which adoption or enforcement of this Lease, a Financing Arrangement and any transaction contemplated hereby or thereby, including any payments to be made by or to the Lessee or the ownership of the Facility or any other Equipment or Property or interest therein by the Lessor, shall be or become unlawful or unenforceable or the performance of this Lease, a Financing Arrangement or the transactions contemplated hereby or thereby shall be rendered impracticable in any material way; or (E) the occurrence of any event or circumstance relating to Environmental Matters, Environmental Damages or Environmental Requirements with respect to the Facility or any Parcel of Property or Unit of Equipment that could reasonably be expected to have a material adverse effect on (i) the ability of the Lessee to observe and perform its obligations under this Lease or the other Operative Documents to which it is a party in a timely manner, (ii) the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (iii) the business, assets, properties, financial condition or operations of the Guarantor, (iv) the rights or interests of the Lessor or the Related Assignee under this Lease or the applicable Financing Arrangements or
(v) the leasing, ownership or value of the Facility . Upon the date of the occurrence of any Event of Lease Termination (the first such date being herein called the "Termination Event Date"), this Lease shall terminate, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease on or prior to the Termination Event Date and except for the Lessee's obligations set forth in Sections 7, 8, 9, 10, 15, 16, 17, 18, 19, 25 and 27 hereof, and in this Section 14, all of which obligations will continue until the delivery of a bill of sale, a deed or similar documentation by the Lessor and the payment by the Lessee provided for herein, and except that the Lessee's obligations under Section 11 hereof shall continue as set forth herein, and forthwith also upon such termination, the entire interest of the Lessor in the Facility and all other Property and Equipment shall automatically transfer to and be vested in the Lessee, without the necessity of any action by either the Lessor or the Lessee, but subject to the rights of any Related Assignee. Promptly upon learning of any pending or threatened action, the effect of which could result in an Event of Lease Termination described under subclause (D), the Lessee shall notify the Lessor and each Related Assignee of such action. As soon as possible after either the Lessor or the Lessee shall learn of the happening of any Event of Lease Termination (for purposes of this provision, if there shall be any grace period applicable to an Event of Lease Termination described under subclause (D), such Event of Lease Termination shall be deemed to have happened upon the day next preceding the date on which such applicable grace period expires), such party shall give notice thereof to the other party hereto which notice shall (i) acknowledge that this Lease has terminated, subject to the continuing obligations of the Lessee mentioned above, and that the Lessor's interest in the Facility and all other Property and Equipment has transferred to and vested in the Lessee, subject as aforesaid and (ii) state that on the twentieth day of the calendar month next succeeding the Termination Event Date (the "Termination Settlement Date"), the Lessee shall be obligated to pay to the Lessor, as the purchase price for the Lessor's interest in the Facility and all other Property and Equipment, the sum of the Acquisition Cost of the Facility and all other Property and Equipment as of the Termination Settlement Date. In connection with any purchase under this Section 14, on the Termination Settlement Date, the Lessee shall pay to the Lessor, in addition to any purchase price payable, all other amounts owing hereunder, including, without limitation but without duplication, (i) all Basic Rent accrued through the date of termination of this Lease and the Debt Yield-Maintenance Premium payable in respect of the Facility or such other Property or Equipment, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase and (v) all other amounts owing hereunder, each taking into account the application under a Financing Arrangement of such purchase price and other payments hereunder), each as of the Termination Settlement Date. Upon the delivery of notice of termination of this Lease as provided in this Section 14, the Lessee shall become obligated to make the payment required on the Termination Settlement Date to the same extent as if it had acknowledged in writing its obligation to do so. The Lessee's obligation to make such payment shall be unconditional and unaffected by any event or matter whatsoever and shall survive the termination of this Lease. At the time the Facility or such other Property and Equipment is sold pursuant to this Section 14, the Lessor shall deliver the documents described in paragraph (g) of Section 30 hereof, and the Lessor's rights and obligations in respect of the Site Lease, the Easements and any Ground Lease shall be assumed by the Lessee, with the Lessor released from liability in respect thereof.

        SECTION 15.       LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT.

        (a) The Lessee hereby assumes all risk of loss of or damage to the Facility and any other Property or Equipment, however caused. No loss of or damage to the Facility or any other Property or Equipment shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect regardless of such loss or damage.

        (b) In the event of damage of any kind whatsoever to the Facility or any other Property or Equipment (unless the same is determined by the Lessee to be damaged beyond repair), the Lessee shall promptly notify the Lessor and the Related Assignee in writing of such event and shall, at its own cost and expense, consistent with Prudent Utility Practice, promptly place the same in good operating order, repair and condition and restore the Facility to at least substantially the same value and usefulness that existed prior to such damage. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to the Facility or any other Property or Equipment which has been so placed by the Lessee in good operating order, repair and condition is governed by paragraph
(j) of Section 10 hereof.

        (c) If (A) an Event of Loss with respect to the Facility or any other Property or Equipment has occurred and is continuing, (B) the Facility or such other Property or Equipment is attached (other than on a claim against the Lessor as to which the Lessee is not obligated to indemnify the Lessor) and the attachment is not removed within one hundred eighty (180) days, or (C) a Taking of the Facility or such other Property or Equipment as described in Section 16
(a) hereof shall occur, then in any such event, (i) the Lessee shall promptly notify the Lessor and the Related Assignee in writing of such event, (ii) within one hundred eighty (180) days of such event the Lessee shall pay to the Lessor an amount equal to the Acquisition Cost of the Facility or such other Property or Equipment and (iii) the Initial Term, Extended Term or Renewal Term of the Facility or such Property or Equipment shall continue until the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (c) including, without limitation, (1) all Basic Rent accrued through the date of payment, (2) any Additional Rent owing, (3) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (4) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such event and (5) all other amounts owing hereunder after taking into account the application under a Financing Arrangement of such payments hereunder, and shall thereupon terminate. Upon the indefeasible payment by the Lessee of all amounts referred to in the immediately preceding sentence, (i) all insurance and condemnation proceeds (net of all collection costs) shall be paid by the Lessor to the Lessee, (ii) the Lessee shall be subrogated to the Lessor's rights resulting from the events described in clauses (A) through (C) above, and (iii) the Lessor shall convey title to the Facility or such other Property or Equipment pursuant to the documents described in paragraph (g) of Section 30 hereof, including, without limitation, the Lessor's interest in the Site Lease, the Easements and any Ground Lease applicable to the Facility or such other Property or Equipment, to the Lessee, free and clear of any Lien pursuant to any Financing Arrangement.

     SECTION 16. CONDEMNATION AND DEDICATION OF THE FACILITY AND PROPERTY; EASEMENTS.

        (a) If the use, occupancy or title to all or a substantial portion of the Facility or any other Parcel of Property is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "Taking"), then the Lessee shall make the payment provided in, and the Initial Term, Extended Term or Renewal Term shall terminate as provided in, paragraph (c) of Section 15 hereof. The Lessee's obligation to make such payment shall survive the expiration or termination of this Lease. The portion of the proceeds from any award or sale made in connection with such Taking attributable to the Lessor's interest in the Facility or any other Property shall be retained by the Lessor and, upon the indefeasible payment by the Lessee of all amounts referred to in paragraph (c) of Section 15 hereof, such amount shall be paid to the Lessee. A Taking shall be deemed to affect a "substantial portion" of the Facility or any other Property if, in the reasonable judgment of the Lessor and the Related Assignee, after such Taking, (i) the Lessee is not able to fully perform its obligations under this Lease or (ii) a material diminution in the value, utility or remaining economic useful life of the Facility or such other Property will occur.

        (b) If less than a substantial portion of the Facility or any other Parcel of Property is subject to a Taking, then this Lease shall continue in effect as to the portion of the Facility or Parcel not taken and, so long as (i) no Potential Default, Event of Default, Event of Loss or Event of Lease Termination has occurred and is continuing, and (ii) the Lessor and the Related Assignee shall determine that restoration of the Facility or such other Property is consistent with Prudent Utility Practice and that sufficient funds are available to complete such restoration, any net proceeds shall be paid to the Lessee for the restoration of the Facility or such other Property in accordance with paragraph (j) of Section 10 hereof; provided that, if either of the conditions set forth in clause (i) or (ii) above are not satisfied, then the net proceeds shall be paid to the Lessor and if and to the extent that such proceeds are not applied to (or paid to the Lessee in reimbursement for) the restoration of the Facility or such Property, the Acquisition Cost shall be reduced by the Lessor by the amount of such proceeds. Thereupon, the applicable Unit Leasing Record shall be revised to reflect such reduction in Acquisition Cost.

        (c) So long as no Event of Default hereunder has occurred and is continuing, the Lessee shall have the right (i) to grant minor easements for the benefit of the Facility or any other Parcel of Property, (ii) to voluntarily dedicate or convey, as required, portions of the Facility or any other Parcel of Property for road, highway and other public purposes and (iii) to voluntarily execute petitions to have the Facility or any other Parcel of Property or a portion thereof annexed to any municipality or included within any utility, highway or other improvement or service district, provided that no more than minor restoration is required. If any monetary consideration is paid for such easement or dedication, the Lessee shall be entitled to receive or retain such consideration.

        The Lessee shall exercise the above power to grant without the joinder of the Lessor, except that the Lessor will cooperate, without unreasonable delay and at the Lessee's expense, as necessary, and join in the execution of any appropriate instrument or shall execute any separate instrument as necessary. As a condition precedent to the Lessee's exercise of any of the Lessee's powers under this Section 16, (i) the Lessee shall give the Lessor five (5) Business Days' prior written notice of the proposed action and (ii) the Lessee shall provide to the Lessor a certificate of the Lessee stating that such action will not adversely affect either the fair market value of the Facility or such other Property or the use of the Facility or such other Property for its intended purpose, will not affect the Lessor's ability to exercise its rights and remedies under this Lease and that the Lessee undertakes to remain obligated under this Lease to the same extent as if the Lessee had not exercised its powers under this Section 16 and the Lessee will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as the Lessor may reasonably request.

        SECTION 17.       SURRENDER OF PROPERTY OR EQUIPMENT.

        (a) Subject to the provisions of Sections 12, 13, 14, 15, 16, 19 and 29 hereof, upon termination of the lease of the Facility or any other Property or Equipment hereunder, the Lessee shall surrender the Facility or such other Property or Equipment to the Lessor. Equipment shall be surrendered by delivering the same to the Lessor at such location as the Lessor and the Lessee may agree and, if they are unable to agree, at such location as the Lessor may reasonably direct. Such Property or Equipment shall be surrendered in the condition required by paragraph (b) of Section 9 of this Lease. Any cost of removal and delivery of Equipment to the Lessor, shall be paid by the Lessee.

        (b) The Lessee shall be obligated to obtain all Governmental Actions necessary for such surrender. In connection with the Lessee's surrender of possession of the Facility or any other Property or Equipment to the Lessor, the Lessee shall furnish to the Lessor (i) copies certified by a Responsible Officer of the Lessee of all Governmental Action necessary to effect such surrender and receipt of possession and permitting the Lessor (without the Lessor being required to change its business structure or otherwise to suffer any rule or potential adverse effect on its business or that of its Affiliates as a result of such surrender and receipt of possession) to possess the Facility or such Property or Equipment with or without the continued involvement of the Lessee, which Governmental Action shall be in full force and effect, (ii) an opinion of counsel reasonably satisfactory to the Lessor, to the effect that (1) the Lessee has obtained all Governmental Action necessary to effect such surrender by the Lessee and receipt of possession by the Lessor of the Facility or such Property or Equipment without the Lessor being required to change its business or otherwise to suffer any real or potential adverse effect on its business or that of its Affiliates as a result of such surrender and receipt of possession and without regard to the continued involvement of the Lessee and (2) such Governmental Action is in full force and effect and not subject to any judicial or administrative contest, challenge or review and (iii) all logs, manuals, inspection data, books and records or copies thereof and other information, which are necessary to operate the Facility or such Property or Equipment and which are in accordance with Prudent Utility Practice customarily retained (or that the Lessee actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals applicable to the Facility or such Property or Equipment and all design plans, know-how, records and information used by the Lessee during the prior 12 months of operation of the Facility or such Property or Equipment.

        SECTION 18.       EVENTS OF DEFAULT.

        Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

        (a) Failure of the Lessee to pay amounts due to the Lessor at the time of any scheduled sale of the Facility or any other Parcel of Property, Unit of Equipment or Turbine Unit hereunder, failure of the Lessee to pay Basic Rent for more than five (5) days after such payment is due pursuant to Section 7 hereof, or failure of the Lessee to pay any other amount payable by the Lessee hereunder for more than ten (10) days after such payment is due; or

        (b) Failure to comply with the Insurance Requirements, or default in the performance of the covenants contained in paragraphs (a), (b), (c), (e) or (i) of Section 2(ii) hereof, paragraph (i) of Section 8 hereof, or paragraph (n) of
Section 10 hereof; or

        (c) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease or any other Operative Document to which the Lessee is a party and the continuance of such default for thirty (30) days after the Lessee obtains actual knowledge thereof; provided, that if such default is of a nature that is not capable of being cured within such thirty (30) day period and the Lessee shall have diligently commenced curing such default and proceeds diligently and in good faith thereafter to complete curing such default, such thirty (30) day period shall be extended to ninety (90) days; provided, further, that if such default is a default in the performance of any obligation or covenant of the Lessee relating to Environmental Matters (other than any obligation or covenant of the Lessee under paragraph (g)(vii) of
Section 2(ii)), such thirty (30) day period shall be extended for so long as (x) such default is susceptible to being cured, (y) the Lessee shall have diligently commenced curing such default and proceeds diligently and in good faith thereafter to complete curing such default in accordance with all applicable requirements of any Governmental Authority with jurisdiction over the matter and the Lessee and (z) such default could not reasonably be expected to have a material adverse effect on (1) the ability of the Lessee to observe and perform its obligations under this Lease or the other Operative Documents to which it is a party in a timely manner, (2) the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (3) the business, assets, properties, financial condition or operations of the Guarantor, (4) the rights or interests of the Lessor or the Related Assignee under this Lease or the applicable Financing Arrangements or (5) the leasing, ownership or value of the Facility; or

        (d) The entry of a decree or order for relief in respect of the Lessee or the Guarantor by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or ordering the winding up or liquidation of the Lessee's or the Guarantor's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

        (e) The suspension or discontinuance of the Lessee's or the Guarantor's business operations, the Lessee's or the Guarantor's insolvency (however evidenced) or the Lessee's or the Guarantor's admission of insolvency or bankruptcy, or the commencement by the Lessee or the Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Lessee or the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or the making by the Lessee or the Guarantor of an assignment for the benefit of creditors, or the failure of the Lessee or the Guarantor generally to pay their debts as such debts become due, or the taking of corporate action by the Lessee or the Guarantor in furtherance of any such action; or

        (f) A default or event of default, the effect of which is to permit the holder or holders of any Indebtedness of the Lessee, the Guarantor or a Material Subsidiary in excess of $5,000,000 in the aggregate, or a trustee or agent on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity, shall occur and be continuing under the provisions of any agreement pursuant to which such Indebtedness was created or instrument evidencing such Indebtedness or any obligation of the Lessee, the Guarantor or such Material Subsidiary for the payment of such Indebtedness shall become or be declared to be due and payable prior to its stated maturity, or shall not be paid when due (after giving effect to any applicable grace period); or

        (g) Any representation or warranty made by the Lessee in this Lease or in any other Operative Document to which the Lessee is a party shall prove to have been false or inaccurate in any material respect on or as of the date made or deemed made, unless, solely in the case of the representations and warranties contained in paragraphs (d), (f), (h), (r) and (t) of Section 2(i) hereof) each of the following shall exist:

               (i) such representation or warranty is of a nature that it is capable of being cured within thirty (30) days after the Lessee became aware of the falsity or inaccuracy of such representation or warranty;


               (ii) the Lessee shall have diligently commenced curing such default and is proceeding diligently and in good faith to cure such false or inaccurate representation or warranty and shall have cured such default within such thirty (30) day period;


               (iii) no Responsible Officer shall have been aware that such representation or warranty was false or inaccurate when such representation or warranty was made or deemed made; and

               (iv) such false or inaccurate representation or warranty has not resulted in a material adverse effect on (i) the use, operation, leasing, ownership or value of the Facility or any Property or Equipment, (ii) the ability of the Lessee to observe and perform its obligations under this Lease or any other Operative Document to which the Lessee is a party in a timely manner,
(iii) the business, properties or financial condition of the Lessee, or (iv) the rights or interests of the Lessor or any Related Assignee under this Lease and has not created a reasonable likelihood of the Lessor or any Related Assignee incurring Environmental Damages; or

        (h) Any final non-appealable judgment for the payment of money in excess of $5,000,000 shall be rendered against the Lessee, the Guarantor or a Material Subsidiary by any court of competent jurisdiction and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment or judgments shall not be effectively stayed; or

        (i) The Guaranty ceases to be in full force and effect or the Guarantor asserts the same in writing or an Event of Default (as defined in the Guaranty) shall occur and be continuing; or

        (j)    [intentionally omitted]

        (k) Subject to Section 8(i) hereof, the Financing Arrangements cease to create a valid and perfected first priority Lien, subject to Permitted Liens, in any portion of the Facility or any other Property or Equipment, this Lease or the rights or interests thereunder (to the extent such documents purport to create such a Lien).

        SECTION 19.       RIGHTS UPON DEFAULT.

        Upon the occurrence and continuation of any Event of Default the Lessor may do any one or more of the following:

     (a) Terminate the lease of the Facility or any or all Property or Equipment leased hereunder;

        (b) Whether or not the lease of the Facility or any other Property or Equipment is terminated, take immediate possession of and remove any or all equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon any premises without liability to the Lessee for so doing;

        (c) Whether or not any action has been taken under paragraph (a) or (b) above, sell the Facility or any other Property or Equipment (with or without the concurrence or request of the Lessee);

        (d) Hold, use, occupy, operate, maintain, repair, remove, lease or keep idle the Facility or any or all other Property or Equipment as the Lessor in its sole discretion may determine, without any duty to account to the Lessee with respect to any such action or inaction or for any proceeds thereof or to mitigate damages; and

        (e) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof.

        Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

        The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

        No receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of the Facility or any other Unit of Equipment or Parcel of Property by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Facility or any other Unit of Equipment or Parcel of Property, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the Lessee's liability hereunder. Acceptance of the keys to the Facility or any other Parcel of Property, or any similar act, by the Lessor, or any Lessee or employee, during the term hereof, shall not be deemed to be an acceptance of a surrender of the Facility or any other Parcel of Property unless the Lessor shall consent thereto in writing.

        After any Event of Default, the Lessee shall be liable for, and the Lessor may recover from the Lessee, without duplication, (i) all Basic Rent accrued through the date of receipt of all liquidated damages payable upon termination of this Lease and the Debt Yield-Maintenance Premium payable, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes and all costs and expenses related to (x) the conduct of investigations, studies, sampling and/or testing of the Facility and any other Property and (y) the taking of any action, including, without limitation, any remedial measures or removal with respect to the Facility and any other Property, each as required by the Related Assignee pursuant to the terms of a Financing Arrangement) sustained by the Lessor or by the Related Assignee by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including without limitation, in the event of a sale by the Lessor of the Facility or any other Property or Equipment pursuant to this
Section 19, all costs and expenses associated with such sale and (v) all other amounts owing hereunder (after taking into account the application under a Financing Arrangement of any payments made under this Section 19) excluding, in all cases, costs or expenses included in Acquisition Cost. The amounts payable in clauses (i) through (v) above are hereinafter sometimes referred to as the "Accrued Default Obligations".

        After termination of this Lease as a result of an Event of Default pursuant to Section 19(a) hereof, the Lessor may sell its interest in the
Facility and any other Property and Equipment upon any terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee (including, without limitation, any rights hereunder). In the event of any such sale, in addition to the Accrued Default Obligations, the Lessor shall be entitled to recover from the Lessee, as liquidated damages and not as a penalty, an amount equal to the Acquisition Cost of the Facility and all other Property and Equipment under this Lease. In the case of the sale of the Facility, proceeds of such sale received by the Lessor shall be credited against the Accrued Default Obligations and the Acquisition Cost of the Facility the Lessee is required to pay under this Section 19. In the case of other Property and Equipment, proceeds of sale of such Property and Equipment received by the Lessor shall be credited against the Accrued Default Obligations and the Acquisition Cost of such other Property and Equipment the Lessee is required to pay under this Section 19. If such proceeds, together with any amounts paid by the Lessee under the preceding paragraph, exceed the sum of
(i) the Accrued Default Obligations and (ii) the Acquisition Cost of the Facility and all Property and Equipment, such excess shall be paid by the Lessor to the Lessee. As an alternative to any such sale, in addition to the Accrued Default Obligations, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Acquisition Cost of the Facility and all other Property and Equipment under this Lease. If the Lessor subsequently sells its interest in the Facility or such other Property or Equipment, the proceeds of any such sale (net of any unreimbursed costs or liabilities incurred by the Lessor or the Related Assignee with respect to the Facility or such other Property or Equipment after the termination of the Lease, which are not included in the Accrued Default Obligations) shall be distributed as provided in the third and fourth sentences of this paragraph. In addition, if the Lessee converts the Facility or any other Property or Equipment or any part thereof after an Event of Default, or if the Facility or any other Property or Equipment is lost or destroyed at the time of the Event of Default, in addition to the Accrued Default Obligations, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Acquisition Cost of the Facility and all other Property and Equipment under this Lease. In the event the Lessor receives indefeasible payment pursuant to this paragraph from the Lessee of the Acquisition Cost of the Facility and all other Property and Equipment and the Accrued Default Obligations, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Facility and such other Property and Equipment to the Lessee.

        Upon the occurrence and continuance of any Event of Default, the Lessee shall (unless the Lessee has purchased the Facility pursuant to this Section
19), upon the request of the Lessor or the Related Assignee, exercise all commercially reasonable efforts (i) to provide the Lessor (or a designated assignee of the Lessor or the Related Assignee) with all easements, licenses, manuals, manufacturer's warranties and other matters and services necessary to enable the Facility and any Turbine Unit to operate as an EWG in connection with the sale of electricity to third parties on commercially reasonable terms no less favorable to the Lessor than those that existed prior to such Event of Default, (ii) to provide the Lessor (or a designated assignee of the Lessor or the Related Assignee) with any Governmental Actions and Intellectual Property Rights that are necessary to enable the Facility and any Turbine Unit to operate as an EWG in connection with the sale of electricity to third parties on commercially reasonable terms no less favorable to the Lessor than those that existed prior to such Event of Default, (iii) to provide the Lessor (or a designated assignee of the Lessor or the Related Assignee) with any other permits or licenses required to enable such party to operate the Facility and any Turbine Unit as an EWG in connection with the sale of electricity to third parties on commercially reasonable terms no less favorable to the Lessor than those that existed immediately prior to such Event of Default and (iv) to provide the Lessor (or a designated assignee of the Lessor or the Related Assignee) with any other fuel supply agreements, transmission agreements, service agreements and contracts or subcontracts relating to the provision of services, materials, supplies and benefits contemplated by the Facility Support Agreement in existence at such time to enable such party to operate the Facility and any Turbine Unit as an EWG in connection with the sale of electricity to third parties on commercially reasonable terms no less favorable to the Lessor than those that existed immediately prior to such Event of Default. The Lessee's obligations contained in this subsection shall survive the expiration or other termination of this Lease until the Lessor receives payment of (1) all amounts owing pursuant to this Lease, (2) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor, (3) all amounts owing under all Financing Arrangements and (4) any unreimbursed costs incurred by the Lessor or the Related Assignee with respect to the Facility after the term of this Lease, net of any revenues received from the operation of the Facility.

        In the event of a sale pursuant to this Section 19, upon indefeasible receipt by the Lessor of the amounts payable hereunder, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Facility and all other Property and Equipment to the Lessee or a purchaser other than the Lessee, as the case may be.

        No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies.

        No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

        In addition to its other rights in this Section 19, the Lessor may exercise its various rights under the Facility Support Agreement or transfer such rights to the purchaser in a sale and the Lessee acknowledges hereby its agreement to perform its obligations thereunder.

        With respect to the termination of this Lease as to the Facility or any other Parcel of Property as a result of an Event of Default, the Lessee hereby waives service of any notice of intention to re-enter. To the extent permitted by applicable law, the Lessee hereby waives any and all rights to recover or regain possession of the Facility or any other Parcel of Property or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.


        SECTION 20.       EQUIPMENT TO BE PERSONAL PROPERTY.

        It is the intention and understanding of the Lessor and the Lessee that all Equipment shall be and at all times remain personal property. The Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in Equipment paramount to the rights of the Lessor by reason of such Equipment being deemed to be real property.

        SECTION 21.       SALE OR ASSIGNMENT BY LESSOR.

        (a) The Lessor shall have the right to finance the acquisition and ownership of the Facility or any other Property or Equipment by selling or assigning its right, title and interest in this Lease, including without limitation any or all amounts due from the Lessee or any third party under this Lease and granting a security interest in this Lease, the Facility or any other Property or Equipment to the Collateral Trustee or, to the extent and for the purposes permitted hereby to a lender or lenders under a Financing Arrangement; provided, that any such sale or assignment shall be subject to the rights and interests of the Lessee under this Lease, and provided further, that any such sale or assignment or grant of a security interest in this Lease for the benefit of a Person other than the Collateral Trustee shall be limited to amounts due in respect of only the Property or Equipment leased to or financed by such Person (but in no event including any of the Facility or any of the Facility Assets) or a security interest in such Property or Equipment (other than the Facility or the Facility Assets).

        (b) Any Related Assignee shall, except as otherwise agreed by the Lessor and such Related Assignee, have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Related Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor. Upon written notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder in respect of the Facility to the Collateral Trustee and, in respect of any other Property or Equipment, to the Related Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Related Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor.

        SECTION 22.       INCOME TAXES.

        Except as may be required in Section 8(i) hereof, the Lessor agrees that the Lessor will not file any Federal, state or local income, franchise or similar tax returns during or with respect to the Initial Term, or any Extended Term or Renewal Term or take any position with respect to any such return (on audit or otherwise) with respect to the Facility or any other Property or Equipment that are inconsistent with the treatment of the Lessee as owner of the Facility or of such other Property or Equipment for Federal, state and local income tax purposes. The Lessor agrees to covenant in its partnership agreement that neither the general partner nor the limited partners shall file any Federal, state or local income tax returns that are inconsistent with the treatment of the Lessee as owner of the Facility or of such other Property or Equipment for Federal, state and local income tax purposes. The Lessor further covenants and agrees that none of its partners will be or become a utility principally engaged in the business of supplying water, steam, gas or electricity during the term of this Lease.

        SECTION 23.       NOTICES AND REQUESTS.

        All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed through the United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided that, in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 23. All notices shall be effective upon receipt by the addressee; provided, however, that, if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

               If to the Lessor:

               LIC Funding, Limited Partnership
               c/o LIC Capital, Inc.
               c/o ML Leasing Equipment Corp.
               North Tower
               World Financial Center
               250 Vesey Street
               New York, New York 10281

               Attention:  Jean M. Tomaselli
               Telephone: (212) 449-7925
               Telecopy: (212) 449-2854

With a copy of each such notice to be simultaneously given, delivered or served to Kira Toone at the following address:

               ML Leasing Equipment Corp.
               Controller's Office
               World Financial Center
               South Tower - 14th Floor
               225 Liberty Street
               New York, New York 10080

               Attention: Kira Toone
               Telephone: (212) 236-7203
               Telecopy: (212) 236-7584

               If to the Lessee:

               KeySpan-Ravenswood, Inc.
               c/o KeySpan Corporation
               One MetroTech Center
               Brooklyn, New York  11201

               Attention: General Counsel
               Telephone: (718) 403-1000
               Telecopy: (718) 696-7139

With a copy of all notices under this Section 23 to each Related Assignee at such address as such Related Assignee may specify by written notice to the Lessor and the Lessee.

        SECTION 24.       COVENANT OF QUIET ENJOYMENT.

        During the Initial Term, or any Extended Term or Renewal Term of the Facility or any other Property or Equipment hereunder and so long as no Event of Default shall have occurred and be continuing, the Lessor recognizes the Lessee's right to quiet enjoyment of the Facility and of any other Property or Equipment on the terms and conditions provided in this Lease without any interference from the Lessor or anyone claiming through or under the Lessor.

        SECTION 25.       RIGHT TO PERFORM FOR LESSEE.

        (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, and any period to cure such failure has expired without the Lessee curing such failure, the Lessor may, upon notice to the Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance shall be payable by the Lessee, not later than ten (10) days after written notice by the Lessor.

        (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of the Facility or any other Parcel of Property or Unit of Equipment to the Lessor, to demand and take possession of the Facility or such other Parcel of Property or Unit of Equipment in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

        SECTION 26.       MERGER, CONSOLIDATION OR SALE OF ASSETS, ETC.

        The Lessee may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person, except that the Lessee may consolidate with or merge into any other corporation which is an Affiliate of the Lessee, or sell all or substantially all of its assets to any Person which is an Affiliate of the Lessee; provided, that (a) the surviving corporation or transferee Person shall assume, by execution and delivery of instruments satisfactory to the Lessor and the Related Assignee, the obligations of the Lessee hereunder and become successor to the Lessee, (b) the Lessee shall not thereby be released from its obligations hereunder, (c) the Guarantor shall own beneficially and of record greater than fifty percent (50%) of the capital stock of the surviving corporation or transferee Person, (d) the Guaranty shall be applicable to the obligations under this Lease with respect to the surviving corporation or transferee Person, and (e) no Potential Default or Event of Default shall occur by reason of giving effect to such merger, consolidation or sale. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessee and its respective successors and assigns.

        SECTION 27.       EXPENSES.

        The Lessee shall pay all of the reasonable out-of-pocket costs and expenses incurred by the Lessor and each Related Assignee in connection with the Operative Documents, the Recordable Documents (upon the occurrence of a Recording Event) and any amendments, supplements or restatements of any thereof, including, without limitation, the reasonable fees and disbursements of counsel to the Lessor and counsel to any Related Assignee.

        SECTION 28.       PERMITTED CONTESTS.

        (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause the Facility or any other Parcel of Property or Unit of Equipment to comply with any Legal Requirements or Environmental Requirements applicable to the Facility or any other Parcel of Property or Unit of Equipment or the occupancy, use or operation thereof, so long as no Event of Default or Potential Default exists under this Lease and, in the reasonable judgment of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor and the Related Assignee, (i) shall not involve any material danger that the Facility or any other Parcel of Property or Unit of Equipment or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or any Related Assignee, (iii) will not place either the Lessor or any Related Assignee in any danger of civil liability for which the Lessor or Related Assignee is not adequately indemnified or subject the Lessor or any Related Assignee to any danger of criminal liability, (iv) if involving taxes, shall suspend the collection of taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Facility or any other Parcel of Property or Unit of Equipment is subject and shall not constitute a default thereunder (the "Permitted Contest"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this
Section 28.

        (b) In the event the Lessor or any Related Assignee deems, in its reasonable discretion, that its interests under this Lease or in the Facility or any other Parcel of Property or Unit of Equipment are not adequately protected in connection with a Permitted Contest brought by the Lessee under this Section 28, the Lessee shall give such reasonable security, as may be demanded by the Lessor or any Related Assignee, to ensure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with Legal Requirements and to prevent any sale or forfeiture of the Facility or any other Parcel of Property or Unit of Equipment, any Basic Rent or any Additional Rent by reason of such nonpayment or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to the Related Assignee.

        (c) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor and the Related Assignee in writing of any such proceeding in which the amount in contest exceeds $3,000,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee and the Related Assignee in writing of such proposed levy or proceeding.

        SECTION 29.       LEASEHOLD INTERESTS.

        (a) The Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of each Ground Lease (including the Site Lease) on the Lessor's part as lessee thereunder to be performed and observed (including, without limitation, payment of all rent, additional rent and other amounts payable by the Lessor as lessee under any Ground Lease) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Lessor as lessee under any Ground Lease and as grantee with respect to the Easements, and to maintain the leasehold interest and position of the Lessor with respect to the Facility or any Parcel of Property. The Lessee further covenants that it shall cause to be exercised any renewal option contained in the Ground Lease which relates to renewal occurring in whole or in part during the term of this Lease.

        (b) The Lessee covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Lessor and any Related Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of the Lessee's failure to comply with any Ground Lease, the Easements or the provisions of this Section 29.

        (c) The Lessor and the Lessee agree that the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of any Ground Lease by the lessee or grantee thereunder. The Lessor shall in no event be liable to the Lessee nor shall the obligations of the Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the Lessor as the lessee under any Ground Lease or as grantee with respect to the Easements in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Lessor or any offset against any amount payable to the Lessor under this Lease.

        (d) If the Lessor's interest under the Site Lease or any Ground Lease shall expire, terminate or otherwise be extinguished (including without limitation by virtue of a rejection of the Site Lease or any Ground Lease in a bankruptcy proceeding), the lease of the Facility Site or any other Parcel of Property to which such Ground Lease relates shall thereupon terminate as provided in this paragraph (d). Upon such expiration, termination or extinguishment, the Lessee shall be required to purchase the Lessor's interest in the Facility or such other Parcel of Property at its Acquisition Cost. If the Lessee shall be required to purchase the Lessor's interest in the Facility or such other affected Parcel, then (i) on the Basic Rent Payment Date next succeeding such event, the Lessee shall pay to the Lessor (without duplication) an amount equal to the Acquisition Cost of the Facility or such other Property, all Basic Rent accrued through such date, the Debt Yield-Maintenance Premium payable with respect to the Facility or such other Property and any Additional Rent and other amounts owing hereunder, (ii) the Lease Term or Renewal Term of the Facility or such other Property shall continue until the date on which the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (d) and shall then terminate upon the payment of such amounts and
(iii) the Lessor shall on such date transfer title to the Lessor's interest in the Facility or such other Parcel to the Lessee.

        (e) The Lessee shall ensure that each Ground Lease shall be a Mortgageable Ground Lease.

        SECTION 30.       MISCELLANEOUS.

        (a) All agreements, indemnities, representations and warranties, and the obligation to pay Basic Rent, any Debt Yield-Maintenance Premium, Additional Rent, Acquisition Cost and other amounts contained in this Lease (including without limitation all amounts payable upon the termination of this Lease) shall survive the expiration or other termination hereof or the rejection of this Lease in any bankruptcy proceeding.

        (b) This Lease and the Unit Leasing Records covering the Facility and other Property or Equipment leased pursuant hereto and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease, the Facility and other Property or Equipment, except as provided herein or therein.

        (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

        (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 30 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

        (e) In connection with any sale of the Facility, any Property or Equipment or any Turbine Unit pursuant to Section 12, 13, 14, 15, 19 or 29 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor other than that the Lessor is transferring title free of any Lien created pursuant to any Financing Arrangement.

        (f) In connection with the sale or purchase of the Facility, any Property or Equipment or any Turbine Unit pursuant to Section 12, 13, 14, 15, 19 or 29, the Lessee shall pay or shall cause the purchaser thereof to pay in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of the Facility or such other Property or Equipment or Turbine Unit to the Lessee or any purchaser.

        (g) In connection with the purchase of the Facility, any Property or Equipment or any Turbine Unit by the Lessee or any third party pursuant to the provisions of this Lease, the Lessor shall deliver to the Lessee or such third party, as the case may be, a bill of sale, deed or similar document assigning and conveying to the Lessee or such third party, as the case may be, and the Lessee or such third party, as the case may be, shall accept an assignment of, the Lessor's interest in the Site Lease, the Easements, and, if applicable, any other Ground Lease or other documents to be without warranty by, or recourse to, the Lessor, but free of the Lien created pursuant to any Financing Arrangement (provided that the purchase price paid by the Lessee to the Lessor, exclusive of the other amounts payable hereunder in connection with such purchase, shall equal the Acquisition Cost of the Facility or such Property, Equipment or Turbine Unit).

        (h) Each time that the Acquisition Cost of the Facility or any other Property or Equipment is decreased pursuant to the terms of this Lease, the Lessor shall promptly revise the applicable Unit Leasing Record to reflect such decrease and shall provide the Lessee and the Related Assignee with a copy of such revised Unit Leasing Record.

        SECTION 31.       NO RECOURSE.

        The Lessor's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Lease, any Ground Lease, the Site Lease or any other agreement contemplated hereby, or for any claim based hereon or thereon or otherwise in respect thereof, shall be had against any limited partner of the Lessor or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or to any corporate limited partner of the Lessor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate. Nothing contained in this Section 31 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessor or the assets of the limited partnership or the corporate general partner of the Lessor.

        SECTION 32.       NO MERGER.

        There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate or any other interest in the Facility or in any other Parcel of Property or any portion thereof by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Facility or in any other Parcel of Property or any interest in such fee estate.

        IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

                        LIC Funding, Limited Partnership

                                    By LIC Capital, Inc.,
                                     its General Partner


                                    By      __________________________
                                         Name:
                                         Title:





                            KeySpan-Ravenswood, Inc.



                                    By      __________________________
                                         Name:
                                         Title:

                                 CONFIDENTIAL AND PROPRIETARY



                                       LEASE AGREEMENT

                                   Dated as of June 9, 1999


                               LIC Funding, Limited Partnership

                                          as Lessor

                                             AND


                                   KeySpan-Ravenswood, Inc.

                                          as Lessee





                            THIS LEASE MAY BE ASSIGNED AS SECURITY

                       FOR INDEBTEDNESS OF THE LESSOR. SEE SECTION 21.




This Lease has been manually executed in 40 counterparts, numbered consecutively from 1 through 40 of which this is No. _____. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                                      TABLE OF CONTENTS

SECTION 1         DEFINED TERMS................................................1
SECTION 2.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.        19
SECTION 3.        LEASE OF THE FACILITY AND OTHER PROPERTY
                  AND EQUIPMENT...............................................30
SECTION 4.        INTENT OF THE PARTIES; OPERATING LEASE......................31
SECTION 5.        DELIVERY; ABSOLUTE OBLIGATION...............................32
SECTION 6.        INITIAL TERM; EXTENDED TERM.................................36
SECTION 7.        RENT AND OTHER PAYMENTS.....................................37
SECTION 8.        RESTRICTED USE; COMPLIANCE WITH LAWS, FURTHER
                  ASSURANCES..................................................38
SECTION 9.        MAINTENANCE, IMPROVEMENT AND REPAIR OF THE
                  FACILITY, PROPERTY OR EQUIPMENT.............................43
SECTION 10.       INSURANCE...................................................46
SECTION 11.       INDEMNITIES.................................................52
SECTION 12.       [CONFIDENTIAL TREATMENT]....................................56
SECTION 13.       LESSEE'S RIGHTS OF PURCHASE AND RENEWAL.....................59
SECTION 14.       TERMINATION UPON CERTAIN EVENTS.............................62
SECTION 15.       LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT..................64
SECTION 16.       CONDEMNATION AND DEDICATION OF THE FACILITY AND
                  PROPERTY; EASEMENTS.........................................65
SECTION 17.       SURRENDER OF PROPERTY OR EQUIPMENT..........................66
SECTION 18.       EVENTS OF DEFAULT...........................................67
SECTION 19.       RIGHTS UPON DEFAULT.........................................69
SECTION 20.       EQUIPMENT TO BE PERSONAL PROPERTY...........................73
SECTION 21.       SALE OR ASSIGNMENT BY LESSOR................................73
SECTION 22.       INCOME TAXES................................................74
SECTION 23.       NOTICES AND REQUESTS........................................74
SECTION 24.       COVENANT OF QUIET ENJOYMENT.................................75
SECTION 25.       RIGHT TO PERFORM FOR LESSEE.................................76
SECTION 26.       MERGER, CONSOLIDATION OR SALE OF ASSETS, ETC................76
SECTION 27.       EXPENSES....................................................76
SECTION 28.       PERMITTED CONTESTS..........................................77
SECTION 29.       LEASEHOLD INTERESTS.........................................78
SECTION 30.       MISCELLANEOUS...............................................79
SECTION 31.       NO RECOURSE.................................................80
SECTION 32.       NO MERGER...................................................81